Exhibit 10.1

EXECUTION VERSION

Published CUSIP Numbers:

Deal: 86183CAD3

Facility (Revolver): 86183CAE1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated January 19, 2012

among

STONEMOR OPERATING LLC,

as a Borrower,

various subsidiaries thereof, as additional Borrowers,

STONEMOR PARTNERS L.P. and STONEMOR GP LLC,

as Guarantors,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

L/C Issuer,

The Other Lenders Party Hereto,

RAYMOND JAMES BANK, FSB,

as Syndication Agent,

CAPITAL ONE, NATIONAL ASSOCIATION,

as Documentation Agent,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

successor to Banc of America Securities LLC,

as Sole Lead Arranger and Sole Book Manager

i

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension	73
4.02	Conditions to all Credit Extensions	76

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	77
5.02	Authorization; No Contravention	77
5.03	Governmental Authorization; Other Consents	78
5.04	Binding Effect	78
5.05	Financial Statements; No Material Adverse Effect	79
5.06	Litigation	79
5.07	No Default	79
5.08	Ownership of Property; Liens; Investments	80
5.09	Environmental Compliance	81
5.10	Insurance	81
5.11	Taxes	81
5.12	ERISA Compliance	82
5.13	Subsidiaries; Equity Interests; Credit Parties	83
5.14	Margin Regulations; Investment Company Act	84
5.15	Disclosure	84
5.16	Compliance with Laws	84
5.17	Intellectual Property; Licenses, Etc.	84
5.18	Solvency	85
5.19	Casualty, Etc.	85
5.20	Labor Matters	85
5.21	Security Documents	85
5.22	Capitalization	85
5.23	Tax Shelter Regulations	86
5.24	Common Enterprise	86
5.25	Compliance with Cemetery Laws	86
5.26	Foreign Assets Control Regulations, etc	87

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements	87
6.02	Certificates; Other Information	88
6.03	Notices	91
6.04	Payment of Obligations	92
6.05	Preservation of Existence, Etc.	92
6.06	Maintenance of Properties	93
6.07	Maintenance of Insurance	93
6.08	Compliance with Laws	94

6.09	Books and Records	94
6.10	Inspection Rights	94
6.11	Use of Proceeds	94
6.12	Covenant to Guarantee Obligations and Give Security	94
6.13	Compliance with Environmental Laws	97
6.14	Preparation of Environmental Reports	97
6.15	Further Assurances	98
6.16	Compliance with Terms of Leaseholds	98
6.17	Material Contracts	98
6.18	Maintenance of Company Separateness.	98
6.19	Maintenance of Trust Funds and Trust Accounts	99
6.20	Amendment to High Yield Document Covenants	99

ARTICLE VII
NEGATIVE COVENANTS

7.01	Liens	99
7.02	Indebtedness	101
7.03	Investments	102
7.04	Fundamental Changes	105
7.05	Dispositions	105
7.06	Restricted Payments; Equity Issuances	106
7.07	Change in Nature of Business	107
7.08	Transactions with Affiliates	107
7.09	Burdensome Agreements	108
7.10	Use of Proceeds	108
7.11	Financial Covenants	108
7.12	Amendment of Partnership Units and Organizational Documents	109
7.13	Accounting Changes	109
7.14	Prepayments, Etc. of Indebtedness	109
7.15	Amendment of Indebtedness	109
7.16	Holding Company	110
7.17	Trust Funds.	110

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01	Events of Default	111
8.02	Remedies upon Event of Default	113
8.03	Application of Funds	114

ARTICLE IX
ADMINISTRATIVE AGENT

9.01	Appointment and Authority	115
9.02	Rights as a Lender	115
9.03	Exculpatory Provisions	116

9.04	Reliance by Administrative Agent	117
9.05	Delegation of Duties	117
9.06	Resignation of Administrative Agent	117
9.07	Non-Reliance on Administrative Agent and Other Lenders	119
9.08	No Other Duties, Etc.	119
9.09	Administrative Agent May File Proofs of Claim	119
9.10	Collateral and Guaranty Matters	120
9.11	Delivery of Security Documents by Collateral Agent	121
9.12	Exercise of Powers as Collateral Agent	121

	ARTICLE X
	CONTINUING GUARANTY

10.01	Guaranty	121
10.02	Rights of Lenders	122
10.03	Certain Waivers	122
10.04	Obligations Independent	123
10.05	Subrogation	123
10.06	Termination; Reinstatement	123
10.07	Subordination	123
10.08	Stay of Acceleration	124
10.09	Condition of Borrowers	124
10.10	Acknowledgement of Joint and Several Liability.	124

	ARTICLE XI
	MISCELLANEOUS

11.01	Amendments, Etc.	126
11.02	Notices; Effectiveness; Electronic Communications	128
11.03	No Waiver; Cumulative Remedies	130
11.04	Expenses; Indemnity; Damage Waiver	130
11.05	Payments Set Aside	132
11.06	Successors and Assigns	133
11.07	Treatment of Certain Information; Confidentiality	137
11.08	Right of Setoff.	138
11.09	Interest Rate Limitation	139
11.10	Counterparts; Integration; Effectiveness	139
11.11	Survival of Representations and Warranties	140
11.12	Severability	140
11.13	Replacement of Lenders	140
11.14	Governing Law; Jurisdiction; Etc.	141
11.15	Waiver of Jury Trial	142
11.16	No Advisory or Fiduciary Responsibility	142
11.17	Electronic Execution of Assignments and Certain Other Documents	143
11.18	USA PATRIOT Act Notice	143
11.19	Effect on Existing Credit Agreement	143

SIGNATURES		S-1

SCHEDULES

2.01	Commitments and Applicable Percentages
5.08(c)	Owned Real Property
5.08(d)(i)	Leased Real Property (Lessee)
5.08(d)(ii)	Leased Real Property (Lessor)
5.08(e)	Existing Investments
5.09	Environmental Matters
5.12(d)	Pension Plans and Multiemployer Plans
5.13	Subsidiaries and Other Equity Investments; Credit Parties
5.17	Intellectual Property Matters
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Mortgage
G	Mortgage Modification
H	Tax Compliance Certificates

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into on January 19, 2012, among STONEMOR OPERATING LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers”), STONEMOR GP LLC, a Delaware limited liability company (the “General Partner”), STONEMOR PARTNERS L.P., a Delaware limited partnership (the “Partnership”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, RAYMOND JAMES BANK, FSB, as Syndication Agent, and CAPITAL ONE, NATIONAL ASSOCIATION, as Documentation Agent.

PRELIMINARY STATEMENTS:

A. The Borrowers, the General Partner and the Partnership are parties to that certain Second Amended and Restated Credit Agreement, dated April 29, 2011, by and among the various lending institutions party thereto (the “Existing Lenders”), the Administrative Agent and certain Credit Parties party thereto, as amended by: (a) that certain First Amendment to Second Amended and Restated Credit Agreement, dated August 4, 2011; and (b) that certain Second Amendment to Second Amended and Restated Credit Agreement, dated October 28, 2011 and various joinders thereto (as amended, the “Existing Credit Agreement”), which amended and restated in its entirety that certain Amended and Restated Credit Agreement, dated August 15, 2007, by and among the various lending institutions party thereto, the Administrative Agent and certain Credit Parties party thereto, as amended by: (a) that certain First Amendment to Amended and Restated Credit Agreement, dated November 2, 2007; (b) that certain Second Amendment to Amended and Restated Credit Agreement, dated April 30, 2009; (c) that certain Third Amendment to Amended and Restated Credit Agreement, dated July 6, 2009; (d) that certain Fourth Amendment to Amended and Restated Credit Agreement, dated November 24, 2009; (e) that certain Fifth Amendment to Amended and Restated Credit Agreement, dated January 15, 2010; (f) that certain Sixth Amendment to Amended and Restated Credit Agreement, dated May 4, 2010; (g) that certain Seventh Amendment to Amended and Restated Credit Agreement, dated September 22, 2010; and (h) that certain Eighth Amendment to Amended and Restated Credit Agreement, dated January 28, 2011 and various joinders thereto (as amended, the “Prior Credit Agreement”) which amended and restated in its entirety that certain Credit Agreement, dated September 20, 2004, by and among the various lending institutions party thereto, the Administrative Agent and certain Credit Parties party thereto, as amended by a First Amendment, dated November 12, 2004, a Second Amendment dated September 28, 2006, a Third Amendment dated May 7, 2007, a Fourth Amendment dated June 29, 2007, a Fifth Amendment dated July 31, 2007 and various joinders thereto (as amended, the “Original Credit Agreement”).

B. Pursuant to the Existing Credit Agreement the Existing Lenders agreed, inter alia, to extend to the Borrowers (i) a revolving credit facility in the maximum aggregate principal amount of Fifty-Five Million Dollars ($55,000,000), and (ii) an acquisition facility in the maximum aggregate principal amount of Sixty-Five Million Dollars ($65,000,000).

C. The Borrowers have requested that the Administrative Agent and the Lenders amend and restate the Existing Credit Agreement as a single revolving credit facility in the maximum aggregate principal amount of One Hundred Thirty Million Dollars ($130,000,000), extend the term thereof and make such other modifications as are set forth herein.

D. The Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2006 Audited Financial Statements” means the audited consolidated balance sheet of the Partnership and its Subsidiaries for the fiscal year ended December 31, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Partnership and its Subsidiaries, including the notes thereto.

“Account Receivable” means an “account”, “tangible chattel paper” or “note”, as defined in the UCC, in favor of a Borrower.

“Acquired Person” means any Person in which a Borrower has acquired Equity Interests through a Permitted Acquisition.

“Administrative Agent” means Bank of America in its capacity as administrative agent and as collateral agent, as applicable, under any of the Credit Documents, or any successor administrative agent, appointed in accordance with this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and shall include, without limitation, for purposes of Section 7.08, any Person that directly or indirectly owns more than 10% of the partnership interests or membership interests in the Partnership or General Partner, as applicable, any Senior Manager, or any director or manager of any Credit Party.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Consideration” means, with respect to any Permitted Acquisition, the sum (without duplication) of (a) the fair market value of the Partnership Common Units (based on the average closing trading price of the Partnership Common Units for the 20 trading days immediately prior to the date of such Permitted Acquisition on the stock exchange on which the Partnership Common Units are listed or, if the Partnership Common Units are not so listed, the good faith determination of the senior management of the General Partner) issued (or to be issued) as consideration in connection with such Permitted Acquisition, (b) the aggregate amount of all cash paid (or to be paid) by the Partnership or any of its Subsidiaries as consideration in connection with such Permitted Acquisition (including, without limitation, payment, as consideration, of fees and costs and expenses in connection therewith) and the contingent cash purchase price or other earnout obligations of the Partnership and its Subsidiaries incurred in connection therewith (as determined in good faith by the senior management of the General Partner), (c) the aggregate principal amount of all Indebtedness assumed, incurred and/or issued in connection with such Permitted Acquisition, (d) the fair market value (as determined in good faith by the senior management of the General Partner) of any Preferred Equity issued in connection with such Permitted Acquisition and (e) the fair market value (determined in good faith by senior management of the General Partner) of all other consideration payable in connection with such Permitted Acquisition.

“Agreement” means this Third Amended and Restated Credit Agreement, as may be amended, modified, or supplemented from time to time.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.15. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments made in accordance with this Agreement. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means the applicable percentage per annum set forth below for Eurodollar Rate Loans, Letter of Credit Fees and Base Rate Loans, as determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate at any time received by the Administrative Agent pursuant to Section 6.02(b) (or, prior to the date of the Administrative Agent’s receipt of the first Compliance Certificate pursuant to Section 6.02(b), the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) of the Existing Credit Agreement):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees		Base Rate Loans
1	< 1.75:1	2.2	5%	1.2	5%
2	> 1.75:1 but < 2.50:1	2.7	5%	1.7	5%
3	> 2.50:1 but < 3.25:1	3.2	5%	2.2	5%
4	> 3.25:1	3.7	5%	2.7	5%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the applicable Start Date; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (until the first Business Day after the date which such Compliance Certificate is actually delivered which demonstrates another Pricing Level is applicable). Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (c).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Installment Agreement” means a pre-need installment agreement, in a form approved for use by all applicable Governmental Authorities, and complying with all applicable Laws, between a Borrower and an individual pursuant to which such Borrower has agreed to provide for and sell to such individual cemetery services and/or Cemetery Property.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, successor to Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager, together with any successor thereto.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of the Partnership and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Partnership and its Subsidiaries, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” and “Borrowers” have the meanings specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Calculation Period” means, as to any Permitted Acquisition or issuance of Future High Yield Notes, the most recent Measurement Period for which a Compliance Certificate is required to have been delivered (as of the date of such acquisition or issuance).

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalized Lease Obligations” means all obligations under Capital Leases of any Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to deposit in a Controlled Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by a Credit Party or any of its Subsidiaries free and clear of all Liens (other than Liens created under any Security Document and Permitted Liens):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) readily marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that at the time of acquisition such obligations have the highest rating obtainable from S&P or Moody’s;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (d) of this definition and (iii) has combined capital and surplus of at least $250,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

(d) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one year from the date of acquisition thereof;

(e) Investments, classified in accordance with GAAP as current assets of such Credit Party or Subsidiary, in money market investment programs registered under the

Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are substantially comprised of Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition; and

(f) other short term investments approved in writing by the Administrative Agent in the exercise of its reasonable discretion.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Cemetery Management Agreement” an agreement pursuant to which any Borrower agrees to manage/operate and control a funeral home or cemetery of a Controlled Non-Profit.

“Cemetery Property” means, at any time as to any Borrower, such Borrower’s interest in its real or personal property of the type sold or transferred pursuant to Approved Installment Agreements which property (a) has not, at such time, been sold or transferred to, and (b) is not under contract to be sold or transferred to, any other Person.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the regulations promulgated and rulings issued thereunder.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Certificate of Indebtedness” means an agreement delivered to a Borrower from a non-profit cemetery which evidences an enforceable obligation to pay money together with a right to vote in connection with all shareholder decisions.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any two of the individuals acting as chairman, chief executive officer or chief financial officer of the Partnership on the Closing Date shall cease to hold such positions (unless replaced by individuals reasonably satisfactory to the Required Lenders within 90 days after any such individual ceases to hold such position); or

(b) any Person or group of Persons, which do not, on the Closing Date, hold Equity Interests in the Partnership or the General Partner, thereafter obtain beneficial ownership or voting control of thirty-three percent (33%) or more of the Equity Interests in the Partnership or the General Partner; or

(c) the General Partner ceases to act as the sole general partner of the Partnership; or

(d) the Partnership ceases to own 100% of the Equity Interests in the Operating Company; or

(e) except as otherwise expressly permitted by this Agreement, the Operating Company ceases to own, directly or indirectly, 100% of the Equity Interest in each of the other Borrowers.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Closing Modifications” has the meaning specified in Section 4.01.

“Closing Mortgages” has the meaning specified in Section 4.01.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Security Documents and all of the other property that is under the terms of the Security Documents subject to Liens in favor of the Collateral Agent.

“Collateral Agent” has the meaning specified in Section 9.01(b).

“Commitment” means, as to each Lender, its obligation to (a) make Revolving Credit Loans to any Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee Rate” means, at any time, the percentage per annum set forth below for the Commitment Fee, as determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate at any time received by the Administrative Agent pursuant to Section 6.02(b) (or, prior to the date of the Administrative Agent’s receipt of the first Compliance Certificate pursuant to Section 6.02(b), the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) of the Existing Credit Agreement):

Commitment Fee Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee
1	< 1.75:1	0.375%
2	> 1.75:1 but < 2.50:1	0.500%
3	> 2.50:1 but < 3.25:1	0.625%
4	> 3.25:1	0.750%

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the applicable Start Date; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (until the first Business Day after the date which such Compliance Certificate is actually delivered which demonstrates another Pricing Level is applicable). Notwithstanding anything to the contrary contained in this definition, the determination of the Commitment Fee Rate for any period shall be subject to the provisions of Section 2.10(b) and (c)

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Confirmation Agreement” means that certain Confirmation and Amendment Agreement, dated the Closing Date, among the Credit Parties and the Collateral Agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated, including if denominated as a franchise tax) or branch profits Taxes.

“Consolidated Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA, to (b) Consolidated Debt Service, each as measured for the most recently completed Measurement Period.

“Consolidated Debt Service” means, for any period, the sum of (a) the aggregate principal amount of all regularly scheduled principal payments of Consolidated Funded

Indebtedness for such period (but excluding any prepayments) and (b) Consolidated Interest Charges with respect to Consolidated Funded Indebtedness for such period. All calculations of Consolidated Debt Service shall additionally be adjusted on a Pro Forma Basis and shall additionally be adjusted to eliminate such amounts relating to Consolidated Funded Indebtedness retired during such period with the proceeds of any sale or issuance by the Partnership of its Equity Interests permitted hereunder.

“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income of the Partnership and its Subsidiaries, plus, in each case to the extent actually deducted in determining Consolidated Net Income for such period, without duplication, (a) consolidated interest expense of the Partnership and its Subsidiaries, (b) provision for income taxes, (c) depreciation and amortization expense, (d) non-cash cost for Cemetery Property and real property sold, (e) any extraordinary losses, (f) losses from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business, (g) other non-cash items (including, without limitation, one-time charges associated with “cheap stock” compensation expense), and (h) reasonable fees, costs and expenses, without duplication, incurred in connection with (i) the Eighth Amendment to the Prior Credit Agreement and Refinancing Issuance (as defined therein), (ii) the Senior Note Refinancing (as defined in the Prior Credit Agreement), (iii) the Existing Credit Agreement, (iv) this Agreement and the other Credit Documents, including any future amendment, restatement, supplement or other modification of this Agreement or any of the other Credit Documents, and (v) to the extent permitted hereunder, the issuance of Equity Interests and debt securities by the Partnership (it being agreed that the addback described in this clause (h) shall be permitted with respect to each amendment or other transaction described in this clause (h) irrespective of whether such amendment or transaction is actually consummated), minus, in each case to the extent actually included in determining Consolidated Net Income for such period, without duplication, (i) any extraordinary gains, (ii) gains from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business, (iii) the amount of non-cash gains during such period (other than as a result of deferral of purchase price with respect to notes or installment sales contracts received in connection with sales of Cemetery Property); and (iv) other non-cash gains. Consolidated EBITDA shall be adjusted for any changes versus the prior period in net Deferred Revenue (excluding Deferred Margin), net Accounts Receivable (excluding any increase relating to any Permitted Acquisition for the eight consecutive fiscal quarters immediately following the date such Permitted Acquisition is consummated), Merchandise Liability (including Merchandise Liabilities converted to Accounts Payable in the normal course of business and to be paid within 15 days of the date of determination) and Merchandise Trust (excluding any change in Trust Income Receivable), as each such term is defined in the consolidated balance sheet of the Partnership, but excluding any increases pursuant to purchase accounting pursuant to future acquisitions; provided that, all calculations of Consolidated EBITDA shall additionally be adjusted on a Pro Forma Basis to account for any Permitted Acquisitions or Equivalent Dispositions then being consummated, if applicable, as well as any other Permitted Acquisitions or Equivalent Dispositions consummated, on or after the first day of any related Calculation Period or Measurement Period, as applicable (as if consummated on the first day of such applicable Calculation Period or Measurement Period), and provided further, that, for purposes of calculating the Permitted Acquisition Step-Up, Consolidated EBITDA for a Permitted Acquisition required by Section 7.11(a) shall be calculated (A) using the above method (including adjustments on a Pro Forma Basis) with respect to the Person or assets so acquired and (B) for the trailing 12 month period ending on the last day of the month immediately preceding the date of such Permitted Acquisition.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Partnership and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including, without limitation, (i) all Obligations hereunder, (ii) all Seller Subordinated Debt and (iii) all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments), (b) the outstanding principal amount of all purchase money Indebtedness, (c) all direct obligations arising under letters of credit, bankers’ acceptances, bank guaranties, and similar instruments (but, excluding, for the avoidance of doubt, surety bonds), (d) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (e) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (d) above of Persons other than the Partnership or any of its Subsidiaries, and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Partnership or any of its Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Partnership or such Subsidiary.

“Consolidated Interest Charges” means, for any period, (a) the total consolidated interest expense of the Partnership and its Subsidiaries for such period (calculated without regard to any limitations on payment thereof) payable in respect of any Indebtedness (excluding the amortization of any financing fees, costs or expenses) plus (b) without duplication, that portion of Capitalized Lease Obligations of the Partnership and its Subsidiaries on a consolidated basis representing the interest factor for such period. All calculations of Consolidated Interest Charges shall additionally be adjusted on a Pro Forma Basis to account for any Permitted Acquisitions or Equivalent Dispositions then being consummated, if applicable, as well as any other Permitted Acquisitions or Equivalent Dispositions consummated, on or after the first day of any related Calculation Period or Measurement Period, as applicable (as if consummated on the first day of such applicable Calculation Period or Measurement Period).

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period.

“Consolidated Net Income” means, for any period, subject to determinations expressly required to made on a Pro Forma Basis, the net after tax income (or loss) of the Partnership and its Subsidiaries determined on a consolidated basis in accordance with GAAP, provided that in determining Consolidated Net Income of the Partnership and its Subsidiaries (a) the net income of any of Person which is not a Subsidiary of the Partnership or is accounted for by the Partnership by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash disbursements by such Person to the Partnership or a Subsidiary of the Partnership during such period, and (b) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary shall be excluded from such determination.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means each deposit account and/or securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the L/C Issuer.

“Controlled Non-Profit” means a Borrower which (a) is organized as a non-profit entity, whether pursuant to Section 501 of the Code or otherwise, or (b) which has contracted with any Borrower for the provisions of services under a Cemetery Management Agreement.

“Credit Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Security Documents, (d) the Fee Letter, (e) each Issuer Document, (f) each Secured Hedge Agreement, and (g) each Secured Cash Management Agreement; provided that for purposes of the definition of “Material Adverse Effect” and Articles IV through IX and Section 11.03, “Credit Documents” shall not include Secured Hedge Agreements or Secured Cash Management Agreements.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means, individually, and “Credit Parties” means, collectively, each Borrower and each Guarantor.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees and Eurodollar Rate Loans, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate for Base Rate Loans plus (iii) 2% per annum; (b) when used with respect to any Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to (i) the related Eurodollar Rate plus (ii) the Applicable Rate for Eurodollar Rate Loans plus (iii) 2% per annum and (c) when used with respect to Letter of Credit Fees, a rate equal to (i) the Applicable Rate for Letter of Credit Fees plus (ii) 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disposition Note” means a promissory note issued by a purchaser of assets in connection with a Disposition permitted under Section 7.05.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Employment Agreements” means all material employment agreements entered into by any Credit Party.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein, and Certificates of Indebtedness), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equivalent Disposition” means the Disposition by a Borrower to any Person (other than another Borrower) of (i) assets constituting a business unit, (ii) all or a substantial part of the business of any Borrower, or (iii) sufficient capital stock or other Equity Interests of any Borrower so that, after giving effect to such Disposition such Person is no longer a Subsidiary.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or has become insolvent; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041 or, with respect to a Multiemployer Plan, notification of any event described in Section 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or, with respect to a Multiemployer Plan, receipt of a written notice of such institution of proceedings by the PBGC; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or, with respect to a Multiemployer Plan, receipt of a written notice of such an event or condition; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA or, with respect to a Multiemployer Plan, any Borrower or ERISA Affiliate’s knowledge of such a determination; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Collateral” has the meaning specified in the Security Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated, including if denominated as a franchise tax), and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Exclusive Management Agreement” means an agreement pursuant to which a Borrower obtains an exclusive right to manage/operate and control a funeral home or cemetery business of any other Person (other than another Borrower) for a term of not less than one (1) year.

“Existing Credit Agreement” has the meaning specified in the Preliminary Statements hereto.

“Existing Letter of Credit” means that certain letter of credit number 68009417 issued on August 15, 2007 by the L/C Issuer, listing Bond Safeguard Insurance as the beneficiary (and, as of the Closing Date, in the current amount of $1,900,000.00 with an expiration date of October 11, 2012), as extended from time to time and outstanding as of the Closing Date.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person which represent proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation awards (and any payments in lieu thereof).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated January 13, 2012, among the Partnership, the Administrative Agent and the Arranger, and any other similar letter setting forth fees to be paid by any Credit Party to the Administrative Agent and/or the Arranger in connection with this Agreement, each as may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Foreign Lender” means (a) if any Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Future High Yield Notes” means senior unsecured notes issued after the Closing Date, from time to time, pursuant to, and in accordance with the High Yield Indenture, meeting each of the following requirements: (a) such notes are in an aggregate original principal amount that, when aggregated with the aggregate original principal amount of the High Yield Notes issued on November 24, 2009, does not exceed the limitation set forth in Section 7.02(m); (b) the terms of such notes are substantially similar to the High Yield Notes issued on November 24, 2009 (provided that (i) the scheduled maturity date for any principal payment under such notes shall not be prior to December 1, 2017 and (ii) the interest rate payable on such notes shall be a market rate for the issuance of such notes at the time issued); (c) no Default or Event of Default has occurred and is continuing or would result from the issuance of such notes; and (d) the Borrowers shall have delivered to the Administrative Agent, not less than ten (10) Business Days prior to the date of the issuance of such notes (or such shorter period as the Administrative Agent may agree to in writing), a pro forma Compliance Certificate showing compliance, on a Pro Forma Basis (for the related Calculation Period), with the covenants set forth in Section 7.11 immediately after giving effect to the issuance of such notes.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” has the meaning specified in the introductory paragraph hereto.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“GP Agreement” means that certain Amended and Restated Limited Liability Agreement of StoneMor GP LLC, a Delaware limited liability company, dated as of September 20, 2004, as may be amended, restated, modified, replaced or supplemented from time to time.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means, individually, and “Guarantors” means, individually and collectively, the Partnership, the General Partner and each Borrower (other than any Controlled Non-Profit) solely in its capacity as a guarantor of the Obligations of the other Borrowers pursuant to Article X, and each other Subsidiary of the Partnership that shall be required to execute and deliver any joinder or guaranty pursuant to Section 6.12.

“Guaranty” means, collectively, the Guaranty made by the Credit Parties, other than the Controlled Non-Profits, under Article X, together with each other guaranty delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.

“High Yield Documents” means the High Yield Note Indenture, the High Yield Notes, and the related guarantees, notes and all other agreements, instruments and other documents pursuant to which the High Yield Notes have been or will be issued or otherwise setting forth the terms of the High Yield Notes or otherwise entered into in connection with the High Yield Indenture, as each may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Note Indenture” means that certain Indenture, dated as of November 24, 2009, among the Operating Company, certain other Credit Parties and Wilmington Trust FSB, as trustee, as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Notes” means the 10.250% senior unsecured notes in an aggregate amount of One Hundred Fifty Million Dollars ($150,000,000), having a maturity of December 1, 2017, together with any Future High Yield Notes, each issued pursuant to the High Yield Indenture, in each case, as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and accrued expenses, in each case arising the ordinary course of business, and any other trade accounts payable and deferred rent not past due for more than 90 days);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any warrant, right or option to acquire such Equity Interest, in each case prior to a date which is at least six months after the Maturity Date, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. For the avoidance of doubt, the Post-Closing Payments (as defined in the Nelms Transaction Consent) do not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intercompany Loan” means a loan permitted pursuant to Section 7.02(b).

“Intercompany Note” means any promissory note evidencing an Intercompany Loan.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrowers in a Committed Loan Notice ; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person, or (d) any Exclusive Management Agreement.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and any Borrower or in favor of the L/C Issuer and relating to such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” and “Lenders” have the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letter of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute (other than any unauthorized financing statement or other notice filing for which there is not otherwise any underlying Lien or secured obligation), and any lease having substantially the same effect as the foregoing).

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Maintenance Capital Expenditures” means Capital Expenditures of the Partnership and any of its Subsidiaries other than Capital Expenditures representing amounts paid in connection with (a) improvements which enhance (as opposed to maintain) the value of property, (b) the purchase or construction of mausoleums and (c) Permitted Acquisitions.

“Management Agreement” means any material agreement with respect to the management of any Credit Party, including, without limitation, any consulting agreement or other management advisory agreement, but excluding any employment agreement.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Partnership and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Credit Document, or of the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Partnership and its Subsidiaries taken as a whole of any Credit Document.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of the Threshold Amount or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Maturity Date” means January 19, 2017; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Partnership.

“Merchandise Trust” means a trust fund, pre-need trust, pre-construction trust or other reserve, trust, escrow or any similar arrangement established and administered by a Borrower as required in accordance with applicable Law to receive and administer the aggregate of all amounts derived from the sale of services and personal property, such as foundations, markers, memorials, memorial bases, monuments, urns, vases, vaults and caskets, used in connection with the final disposition, memorialization, interment, entombment, or inurnment of human remains.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all LC Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” means the title insurance policies delivered to the Administrative Agent in connection with the Mortgages, as each may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Mortgages” means all deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and other similar documents and agreements delivered by the Credit Parties to the Administrative Agent, whether pursuant to the Original Credit Agreement, the Prior Credit Agreement, the Existing Credit Agreement, this Agreement or any other Credit Document, as each may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Nelms Transaction Consent” means the Permitted Acquisition Consent (Nelms/Ansure Acquisition), dated June 18, 2010, among the Credit Parties, the Administrative Agent and the Required Lenders.

“Net Cash Proceeds” means:

(a) with respect to any Disposition by any Credit Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Credit Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Credit Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Credit Party or such Subsidiary in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b) with respect to the sale or issuance of any Equity Interest by any Credit Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Credit Party or such Subsidiary in connection therewith.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Lender, substantially in the form of Exhibit C.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Company” has the meaning specified in the introductory paragraph hereto.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to (i) any entity organized under any non-U.S. jurisdiction and (ii) any Controlled Non-Profit); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the Preliminary Statements hereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Partnership” has the meaning specified in the introductory paragraph hereto.

“Partnership Agreement” means that certain Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P. dated as of September 9, 2008, as amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Partnership Common Units” means the common units of the Partnership.

“Partnership Subordinated Units” means the subordinated units of the Partnership.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including any Multiple Employer but not including any Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition Step-Up” has the meaning specified in Section 7.11(a)

“Permitted Acquisition” means an acquisition by a Borrower of (a) the assets constituting a business unit or all or a substantial part of the business of any Person, other than a then existing Subsidiary of the Partnership, that is organized under the laws of any political subdivision of the United States and transacts all of its material business within the United States (each a “Domestic Person”), (b) rights from a Domestic Person under any Exclusive Management Agreement, or (c) 100% of the capital stock or other Equity Interests of any Domestic Person, which acquisition complies with each of the following requirements:

(i) such acquisition has been approved by the board of directors or similar governing body of the related Domestic Person;

(ii) the consideration paid by such Borrower consists solely of (A) Partnership Common Units, (B) cash (including proceeds of Loans), and (C) Seller Subordinated Debt permitted hereunder;

(iii) any Acquired Person shall own no capital stock or other Equity Interests of any other Person unless the Acquired Person owns 100% of the capital stock or other Equity Interests of such other Person;

(iv) the assets or Person acquired are used in or constitute a Permitted Business; and

(v) the acquisition has been approved by the Operating Company’s Board of Managers.

Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Business” means any business engaged in or related to the cemetery and funeral home business in the United States and the provision of product and services in connection therewith.

“Permitted Encumbrances” (a) with respect to any property that is subject to a Mortgage, has the meaning specified in the related Mortgage, and (b) with respect to any real property not subject to a Mortgage, (i) those liens, encumbrances and other matters affecting title to such property and found reasonably acceptable by the Collateral Agent, (ii) such easements, encroachments, covenants, conditions, restrictions, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair such property for the purpose for which it is held by the applicable Credit Party, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the applicable Credit Party of the premises, (iv) general real estate taxes and assessments not yet due and payable, and (v) such other similar items as the Collateral Agent may consent to (such consent not to be unreasonably withheld).

“Permitted Liens” has the meaning specified in Section 7.01.

“Perpetual Care Trust” means a trust fund, pre-need trust, pre-construction trust or other reserve, trust, escrow or any similar arrangement established and administered by a Borrower as required in accordance with applicable Law for the purpose of receiving the aggregate of all amounts derived from the sale of interests in real property, or fixtures, including, without limitation, mausoleums, niches, columbaria, urns, or crypts, used in connection with the final disposition, memorialization, interment, entombment, or inurnment of human remains and set aside in reserve, trust, escrow or any similar arrangement and administering such amounts for the perpetual care and maintenance of cemetery lots, graves, grounds, landscaping, roads, paths, parking lots, fences, mausoleums, columbaria, vaults, crypts, utilities, and other improvements, structures and embellishments.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means that certain Amended and Restated Pledge Agreement, dated April 29, 2011, among the Credit Parties and the Administrative Agent, as amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Pledged Debt” means Indebtedness pledged by a Credit Party under the Pledge Agreement, including, without limitation, any Intercompany Note.

“Pledged Equity” means Equity Interests pledged by a Credit Party under the Pledge Agreement, including, without limitation, any Certificate of Indebtedness.

“Post-Closing Appraisal Delivery” means the Administrative Agent’s receipt of appraisals, performed after September 30, 2011 and at the direction of the Administrative Agent, with respect to the Borrowers’ thirty largest cemeteries based on 2011 accrual revenue (through September 30, 2011).

“Post-Closing Mortgage Delivery” means the delivery by the Borrowers of modifications, in substantially the form of Exhibit G (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) to the Mortgages other than the Closing Mortgages modified by the Closing Modifications, each duly executed by the appropriate Credit Party, together with related deliveries of the type required by Section 4.01(a)(iv) with respect to the Closing Modifications and Closing Mortgages.

“Post-Closing Sublimit” means (a) prior to the completion of the Post-Closing Appraisal Delivery and the Post-Closing Mortgage Delivery, $50,000,000, and (b) following the completion of the Post-Closing Appraisal Delivery but prior to the completion of the Post-Closing Mortgage Delivery, $100,000,000.

“Preferred Equity” as applied to the Equity Interests of any Person, means Equity Interests of such Person (other than common stock or units of such Person) of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person.

“Prior Credit Agreement” has the meaning specified in the Preliminary Statements hereto.

“Pro Forma Basis” means, as of any date, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to the Indebtedness from any Future High Yield Notes then being issued and/or Permitted Acquisition then being consummated, if applicable, as well as any other Permitted Acquisition consummated on or after the first day of any relevant Calculation Period (in each case, as if consummated on the first day of such Calculation Period and based on the best available historical financial information provided by the Person who is being or was, or whose assets are being or were, acquired in connection with each such Permitted Acquisition, whether prepared in accordance with GAAP or otherwise, and accepted by the Borrowers in the exercise of their reasonable business judgment), and, in each case involving a Permitted Acquisition, adjusted to account for (a) expenses eliminated or reasonably expected to be eliminated by the Borrowers pursuant to synergies and other efficiencies of each such acquisition, and (b) income, gains and losses from any Trust Accounts being acquired, using the net asset value thereof multiplied by the yield to maturity of the Barclays Aggregate Bond Index plus 200 basis points (or if such index is not available, a replacement index and margin that is selected by the Operating Company and reasonably satisfactory to the Administrative Agent), but in any case, not less than 5% per annum or more than 7% per annum; provided that any such calculations delivered pursuant to Section 7.03(h)(viii) shall also give effect on a pro forma basis to (i) the incurrence of any Indebtedness by any Credit Parties on or after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period and (ii) the permanent repayment of any Indebtedness of any Credit Parties on or after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period (in each case, based on the historical financial information described above).

“Public Lender” has the meaning specified in Section 6.02.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided further that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.

“Responsible Officer” means, with respect to (i) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, the chief executive officer, the chief operating officer, the corporate controller, any treasurer or other financial officer of the General Partner and (ii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by such officer) of the General Partner or the Operating Company, as the case may be, in each case to the extent reasonably acceptable to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate Swap Contract permitted under Article VI or VII that is entered into by and between any Borrower and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, the Administrative Agent and the other Persons the Obligations owing to which are secured by the Collateral under the terms of the Security Documents.

“Security Agreement” means that certain Amended and Restated Security Agreement, dated April 29, 2011, among the Credit Parties and the Administrative Agent, as amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Confirmation Agreement, the Mortgages, the Closing Modifications, and any other collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to this Agreement (including, without limitation, the provisions of Section 2.14 or Section 6.12), and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent, all as may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Seller Subordinated Debt” means Indebtedness of a Borrower to a seller of assets or Equity Interests acquired pursuant to a Permitted Acquisition.

“Senior Manager” means any chairman, president, chief executive officer, chief financial officer or similar officer of the General Partner, the Partnership or the Operating Company.

“Shareholders’ Agreement” means any agreement (including, without limitation, any shareholders’ agreement, subscription agreement or registration rights agreement, but excluding any Organizational Document) entered into by any Credit Party governing the terms and relative rights of the Equity Interests of the entity that is a party to such agreement and any agreement entered into by shareholders relating to any such entity with respect to its Equity Interests to which such entity is also a party.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, in each case, taking into account any rights of subrogation and contribution to the Affiliates of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Start Date” means the date the most recent Compliance Certificate has been delivered pursuant to Section 6.02(b) (or, prior to the date of Agent’s receipt of the first Compliance Certificate pursuant to Section 6.02(b), the date the most recent Compliance Certificate was delivered to the Administrative Agent pursuant to Section 6.02(b) of the Existing Credit Agreement) or a pro forma Compliance Certificate has been delivered pursuant to Section 2.10(c).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Partnership.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Allocation Agreement” means any tax sharing or tax allocation agreement entered into by any Credit Party.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), and other similar assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $2,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, (a) the entering into by the Credit Parties of the Credit Documents and (b) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Trust Accounts” means, collectively, the Perpetual Care Trusts and Merchandise Trusts.

“Trust Funds” means, at the time of any determination thereof, in connection with the Trust Accounts, the aggregate of all amounts required by applicable Law to be set aside in reserve, trust, escrow or any similar arrangement.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, “UCC” means the

Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“Uninsured Liabilities” shall mean any losses, damages, costs, expenses and/or, liabilities (including any losses, damages, costs, expenses or liabilities resulting from property damage or casualty, general liability, workers’ compensation claims and business interruption) incurred by any Borrower or any Subsidiary which are not covered by insurance, but with respect to which insurance coverage is commercially available in the ordinary course of business to Persons engaged in the same or similar business as the Permitted Business.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP as in effect from time to time, applied on a basis consistent with that used in preparing the 2006 Audited Financial Statements (so that, to the extent alternative definitions for such terms, or alternative treatments for such data, are permissible under GAAP, the particular definition or treatment chosen for the 2006 Audited Financial Statements shall continue to be used unless use of such alternatives would not be material). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Partnership and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP as in effect at the time of the 2006 Audited Financial Statements would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Operating Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Operating Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Operating Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Partnership and its Subsidiaries or to the determination of any amount for the Partnership and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Partnership is required to consolidate, pursuant to FASB ASC 810, as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Credit Parties pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Credit Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section, prepay under Section 2.05, and reborrow under this Section. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon a Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether a Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If such Borrower fails to specify a Type of Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by any Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to such Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by a Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to such Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect in respect of the Loans.

2.03 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of any Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by any Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Existing Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount of less than $100,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder (however, the L/C Issuer may issue such Letters of Credit in accordance with Section 2.03(b)(iv)); or

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrowers shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from a Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If any Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its reasonable discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) If any Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, no Borrower shall be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. Not later than 11:00 a.m. on the Business Day immediately following the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment by the L/C Issuer, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, plus interest on such amount calculated at the Base Rate for the period from the Honor Date until the date of such reimbursement. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of any unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the related Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by any Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of any Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be joint and several, absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Credit Party or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrowers;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any of its Subsidiaries.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with any Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. Each Credit Party shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, any Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to any Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued (including any such agreement applicable to the Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrowers for, and the L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance, subject to Section 2.15, with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Letter of Credit Fees times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate for Letter of Credit Fees during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by such Applicable Rates separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans (each such loan, a “Swing Line Loan”) to any Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments at such time, and (ii) the Revolving Credit Exposure of any Lender shall not exceed such Lender’s Commitment; and provided, further that (y) no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, any Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowers’ irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of a Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to such Borrower at its office either by (i) crediting the requested account of a Borrower on the books of the Swing Line Lender in immediately available funds, or (ii) wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Swing Line Lender by such Borrower.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments. (a) Optional. (i) The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $250,000 in excess thereof; or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by any Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Revolving Credit Loans of the Lenders in accordance with their respective Applicable Percentages.

(ii) The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory. (i) If any Credit Party or any of its Subsidiaries Disposes of any property (other than any Disposition expressly permitted by Subsections 7.05(a) through (i) and (k)) which results in the realization by such Person of Net Cash Proceeds, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (iv) and (vi) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i), at the election of the Borrowers

(as notified by the Borrowers to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, such Credit Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets or to fund a Permitted Acquisition so long as within 180 days after the receipt of such Net Cash Proceeds, (A) such purchase shall have been consummated (as certified by the Borrowers in writing to the Administrative Agent) or (B) a definitive agreement to reinvest such Net Cash Proceeds within 180 days of the date of such agreement shall have been entered into; and provided further, however, that any Net Cash Proceeds not (1) so reinvested or (2) reinvested pursuant to such definitive agreement within 180 days of the date of such agreement, shall, in each case, be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(i).

(ii) Upon the sale or issuance by the Partnership or any of its Subsidiaries of any of its Equity Interests (other than any sales or issuances of Equity Interests (A) to the Partnership or any of its Subsidiaries, (B) to the extent required by the express terms of the Partnership Agreement, (C) for the purpose of financing all or a portion of any Permitted Acquisition completed within 180 days before or 365 days after receipt of such Net Cash Proceeds, (D) to the General Partner in order for the General Partner to continue to hold two percent (2%) of the issued Partnership Common Units, and (E) to directors, consultants and employees of the General Partner pursuant to the Partnership’s Long Term Incentive Plan), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Partnership or such Subsidiary (such prepayments to be applied as set forth in clauses (iv) and (vi) below).

(iii) Upon any Extraordinary Receipt received by or paid to or for the account of any Credit Party or any of its Subsidiaries, and not otherwise included in clause (i) or (ii) of this Section 2.05(b), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Credit Party or such Subsidiary (such prepayments to be applied as set forth in clauses (iv) and (vi) below); provided, however, that (x) so long as no Default shall have occurred and be continuing and the Net Cash Proceeds of any such Extraordinary Receipt do not exceed $500,000, such proceeds shall not be required to be so applied on such date to the extent that a Responsible Officer of such Credit Party has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be applied or shall be committed to be applied within 180 days after the receipt of thereof to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received (which certificate shall set forth the estimates of the proceeds to be so expended), and (y) so long as no Default shall have occurred and be continuing, and to the extent that (a) the Net Cash Proceeds of any such Extraordinary Receipt exceeds $500,000, and (b) a Responsible Officer of such Credit Party has delivered to the Administrative Agent and the Administrative Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 2.05(b)(iii) in the form described in clause (x) above, then the entire amount of such proceeds and not just the portion in excess of $500,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent and the Administrative Agent whereby such proceeds shall be disbursed to such Credit Party from time to time as needed to pay or reimburse such Credit Party in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent and the Administrative Agent), provided further, that at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Credit Parties to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the prepayment of the Loans (such prepayments to be applied as set forth in clauses (iv) and (vi) below), and provided further, that if all or any portion of the Net Cash Proceeds of any Extraordinary Receipt not required to be applied as a mandatory repayment pursuant to the second preceding proviso (whether pursuant to clause (x) or (y) thereof) are not so used within 180 days after (A) the date received or (B) the date so committed to be used pursuant to a definitive agreement, to the extent so committed within 180 days of the date received, then such remaining portion not used shall be applied on the final date of such 180 day period as a mandatory repayment in accordance with the requirements of this Section 2.05(b)(iii).

(iv) Each prepayment of Loans pursuant to Section 2.05(b)(i), (ii) or (iii) shall be applied to the outstanding Revolving Loans.

(v) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments at such time, the Borrowers shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) and Swing Line Loans in an aggregate amount equal to such excess.

(vi) Prepayments made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations and Swing Line Loans; and, in the case of prepayments required pursuant to this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations and Swing Line Loans in full may be retained by the Borrowers for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Borrower or any other Credit Party) to reimburse the L/C Issuer or the Lenders, as applicable and upon nonpayment of a Swing Line Loan in accordance with the terms hereof, funds on deposit as Cash Collateral for Swing Line Loans shall be applied to repay and reimburse the Swing Line Lender.

(c) In the absence of a designation by the Borrowers, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 3.05.

2.06 Termination or Reduction of Commitments. (a) Optional. The Borrowers may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit or the Outstanding Amount of Swing Line Loans not fully Cash Collateralized hereunder would exceed the Swing Line Sublimit.

(b) Mandatory. If after giving effect to any reduction or termination of Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Aggregate Commitments at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans. (a) Revolving Credit Loans. The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date. All “Acquisition Loans” and “Revolving Loans” outstanding under the Existing Credit Agreement on the Closing Date shall be deemed to be Revolving Credit Loans hereunder.

(b) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Base Rate Loans.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrowers under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Commitment Fee Rate times the actual daily amount by which the Aggregate Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided by Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the relevant Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Commitment Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Commitment Fee Rate separately for each period during such quarter that such Commitment Fee Rate was in effect.

(b) Other Fees. (i) The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Partnership or for any other reason, the Credit Parties or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Partnership as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Credit Party under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

(c) The Borrowers shall have the option, by delivering written notice thereof to the Administrative Agent at the time of the consummation of any Permitted Acquisition, to set, as of the date of such Permitted Acquisition, a new Start Date for purposes of calculating the then Commitment Fee Rate and Applicable Rate, to be calculated based upon the Consolidated Leverage Ratio set forth in the related Compliance Certificate delivered pursuant to Section 7.03(h)(viii).

2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the

Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to any Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made free and clear and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to any Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative

Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to any Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Credit Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Credit Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Credit Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Credit Party consents to the foregoing and agrees, to the fullest extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

2.14 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender.

(b) Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, other than Permitted Liens, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more Controlled Accounts at the Collateral Agent. The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto

(including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Credit Documents and the other applicable provisions of the Credit Documents, and (y) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the

Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16 Borrower Funds Administrator.

(a) Borrowers maintain an integrated cash management system reflecting their interdependence on one another and the mutual benefits shared among them as a result of their respective operations. In order to efficiently fund and operate their respective businesses and minimize the number of borrowings which they will make under this Agreement and thereby reduce the administrative costs and record keeping required in connection therewith, including the necessity to enter into and maintain separately identified and monitored borrowing facilities, Borrowers have requested, and Administrative Agent and Lenders have agreed that, subject to Section 10.10, all Loans will be advanced to and for the account of Borrowers (other than the Controlled Non-Profits) on a joint and several basis in accordance with the other provisions hereof. Each Borrower hereby acknowledges that it will be receiving a direct benefit from each Loan made pursuant to this Agreement.

(b) Each Borrower hereby designates, appoints, authorizes and empowers the Operating Company as its agent to act as specified in this Agreement and each of the other Credit Documents and the Operating Company hereby acknowledges such designation, authorization and empowerment, and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs the Operating Company to take such action on its behalf under the provisions of this Agreement and the other Credit Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Operating Company by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower’s behalf:

(i) to submit on behalf of each Borrower, Requests for Credit Extensions in accordance with the provisions of this Agreement;

(ii) to receive on behalf of each Borrower the proceeds of Loans in accordance with the provisions of this Agreement, such proceeds to be disbursed to or for the account of the applicable Borrower as soon as practicable after its receipt thereof; and

(iii) to submit and receive on behalf of each Borrower, Compliance Certificates and all other certificates, notices and other communications given or required to be given hereunder.

The Operating Company is further authorized and directed by each Borrower to take all such actions on behalf of such Borrower necessary to exercise the specific power granted in clauses (i) through (iii) above and to perform such other duties hereunder and under the other Credit Documents, and deliver such documents as delegated to or required of the Operating Company by the terms hereof or thereof. The agency relationship established pursuant to this Section 2.16(b) is for administrative convenience only and such agency relationship shall not extend to any matter outside the scope of the Credit Documents.

(c) The administration by Administrative Agent and Lenders of the credit facilities under this Agreement as a co-borrowing facility with a funds administrator in the manner set forth herein is solely as an accommodation to Borrowers and at their request and neither the Administrative Agent, the Administrative Agent, the L/C Issuer nor any Lender shall incur any liability to any Credit Party as a result thereof.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Credit Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Credit Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Credit Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Credit Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) Each of the Credit Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the L/C Issuer (with a copy to the

Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error. Each of the Credit Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) the Administrative Agent and the Credit Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Credit Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Credit Parties or the Administrative Agent, as the case may be, after any payment of Taxes by any Credit Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Credit Party shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Credit Parties, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Credit Parties or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds, Etc. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Credit Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Credit Party, upon the request of the Recipient, agrees to repay the amount paid over to the Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Credit Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any

Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, if and as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by any Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by any Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrowers such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be either originals or telecopies or electronic copies, followed in either case promptly by originals, unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Operating Company;

(ii) an amended and restated Note executed by the Borrowers in favor of each Lender;

(iii) the Confirmation Agreement, confirming the existing Security Documents, duly executed by each Credit Party, together with, to the extent in each case not previously delivered to the Administrative Agent:

(A) certificates representing any Pledged Equity referred to therein accompanied by undated stock powers executed in blank registered in the name of such nominee or nominees as the Administrative Agent shall specify and instruments evidencing the Pledged Debt indorsed in blank, to the extent not previously delivered to the Administrative Agent pursuant to the Existing Credit Agreement,

(B) stamped receipt copies of proper financing statements, duly filed on or before the day of the initial Credit Extension under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement, to the extent not previously received by the Administrative Agent pursuant to the Existing Credit Agreement,

(C) completed UCC, tax and judgment lien search requests, dated through a recent date approved by the Administrative Agent, for such Credit Parties as may be agreed to between the Borrowers and the Administrative Agent, in its reasonable discretion,

(D) evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby, and

(E) evidence that all other action that any Lender may deem necessary or desirable in order to perfect the Liens created under the Security Documents has been taken;

(iv) modifications (the “Closing Modifications”), in substantially the form of Exhibit G (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) to the Mortgages covering the properties located in Colorado, Indiana, Kentucky, Mississippi, Oregon and South Carolina (the “Closing Mortgages”), each duly executed by the appropriate Credit Party, together with:

(A) evidence that counterparts of the Closing Modifications have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create, together with the Closing Mortgages, a valid first and subsisting Lien on the property described therein in favor of the Administrative Agent and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid;

(B) modifications to the Mortgage Policies for the Closing Mortgages, with endorsements and in amounts acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Closing Mortgages, as modified by the Closing Modifications, to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and other Liens permitted under the Credit Documents, and providing for such other affirmative insurance (including (i) endorsements for future advances under the Credit Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property, (ii) standard flood hazard determination forms and (iii) if any property is located in a special flood hazard area, (x) notices to (and confirmations of receipt by) the Borrowers as to the existence of special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (y) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent), affidavits of no change with respect to surveys and such other documents as the Administrative Agent or title insurer may deem necessary or desirable; and

(C) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Closing Mortgages has been taken, subject only to Permitted Encumbrances;

(v) an officer’s certificate (A) either (1) attaching a certified copy of each Credit Party’s Organizational Documents or (2) certifying that no changes have been made to the copies delivered under the Existing Credit Agreement, (B) attaching resolutions authorizing the Transaction, each, in form and substance satisfactory to the Administrative Agent, and (C) attaching incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Credit Documents to which such Credit Party is a party or is to be a party;

(vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in (A) its jurisdiction of incorporation or organization and (B) each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vii) a favorable opinion of Blank Rome, counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Credit Parties and the Credit Documents as the Required Lenders may reasonably request;

(viii) a favorable opinion of local counsel to each of the Credit Parties (other than those Credit Parties organized under the Laws of Connecticut, Hawaii, New York and Oklahoma, which are, in each instance, without tangible or other material assets), addressed to the Administrative Agent and each Lender, as to such matters concerning the Credit Parties and the Credit Documents as the Required Lenders may reasonably request, including, where applicable, the Closing Modifications;

(ix) a certificate signed by a Responsible Officer of the Borrowers certifying: (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied; (B) that there has been no event or circumstance since December 31, 2010, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) all materials and information provided to the Lenders by the

Credit Parties in connection with the Transaction was, at the time provided, and continues to be complete and correct in all material respects as of the Closing Date; and (D) either (1) attaching copies of all consents, licenses and approvals required in connection with the consummation by such Credit Party of the Transaction and the execution, delivery and performance by such Credit Party and the validity against such Credit Party of the Credit Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (2) stating that no such consents, licenses or approvals are so required; and

(x) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender reasonably may require.

(b) Bring down title searches with respect to the Borrowers’ fifty largest cemeteries, based on 2011 revenue (though September 30, 2011), which are subject to Mortgages (other than the Closing Mortgages, any leasehold Mortgages or any Mortgages recorded in Puerto Rico, Ohio or Michigan), evidencing that the Collateral Agent has a continuing valid and perfected first priority lien and security interest in and to the property subject to such Mortgages (subject only to Permitted Liens, including the encumbrances disclosed in the April 2011 title policies delivered in connection with the Existing Credit Agreement).

(c) Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of each Credit Party contained in Article V or any other Credit Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) At all times prior to the date on which the Post-Closing Appraisal Delivery and the Post-Closing Mortgage Delivery have each been completed, the Total Outstandings, after giving effect to such Credit Extension, shall not exceed the Post-Closing Sublimit.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Credit Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein:

(a) on the Closing Date, (i) will contravene, conflict with or result in a breach or default under any applicable Law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) will contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of any Credit Party; or

(b) after the Closing Date, (i) will contravene, conflict with or result in a breach or default under any material provision of any material applicable Law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) will contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of any Credit Party.

(c) at any time, contravene, conflict with or result in a breach or default under any registration, license, permit or certificate to conduct any cemetery or funeral home business issued by any Governmental Authority.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Credit Document, or for the consummation of the Transaction, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents, or (d) the priority of such Liens required under the Credit Documents.

5.04 Binding Effect. This Agreement has been, and each other Credit Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is party thereto. This Agreement constitutes, and each other Credit Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law).

5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Partnership and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all material indebtedness and other liabilities, direct or contingent, of the Partnership and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Partnership and its Subsidiaries dated December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Partnership and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated budgets of the Partnership and its Subsidiaries for 2011 delivered pursuant to the Existing Credit Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Partnership’s best estimate of its and its Subsidiaries future financial condition and performance, it being recognized by the Lenders that such forecasts are not to be viewed as facts and that actual results during the period or periods covered by any such forecasts may differ from the projected results contained therein and such differences may be material.

5.06 Litigation. There are no actions, suits, proceedings or investigations pending or, to any Credit Party’s knowledge, threatened against or affecting, nor has any Credit Party received any notices of a claim, (a) with respect to any Credit Document or any portion of the Transaction, or (b) against any Credit Party (i) as of the Closing Date, as to which the amount in controversy is in excess of the Threshold Amount or (ii) that if adversely determined could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Extension.

5.07 No Default. Neither any Credit Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.

5.08 Ownership of Property; Liens; Investments. (a) Each Credit Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The property of each Credit Party and each of its Subsidiaries is subject to no Liens other than Permitted Liens.

(c) Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by each Credit Party and each of its Subsidiaries as of the Closing Date, showing as of the date hereof the street address, county or other relevant jurisdiction, state and record owner thereof. Each Credit Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Credit Party or such Subsidiary, free and clear of all Liens, other than Permitted Liens.

(d) (i) Schedule 5.08(d)(i) sets forth a complete and accurate list of all leases of real property under which any Credit Party or any Subsidiary of a Credit Party is the lessee as of the Closing Date (other than intercompany leases among the Credit Parties), showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(ii) Schedule 5.08(d)(ii) sets forth a complete and accurate list of all leases of real property under which any Credit Party or any Subsidiary of a Credit Party is the lessor as of the Closing Date (other than intercompany leases among the Credit Parties), showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(e) Except as set forth on Schedule 5.08(e), no Credit Party or Subsidiary thereof maintains any Investments other than Investments permitted under Section 7.03 hereof.

5.09 Environmental Compliance. (a) The Credit Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Credit Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as (i) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) otherwise set forth in Schedule 5.09: (A) none of the properties currently or formerly owned or operated by any Credit Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (B) there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Credit Party or any of its Subsidiaries or, to the best of the knowledge of the Credit Parties, on any property formerly owned or operated by any Credit Party or any of its Subsidiaries; (C) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Credit Party or any of its Subsidiaries; and (D) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries.

(c) Except as (i) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) otherwise set forth on Schedule 5.09: (A) neither any Credit Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Credit Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Credit Party or any of its Subsidiaries.

5.10 Insurance. The properties of each Borrower and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Credit Party, in such amounts, with such deductibles and covering such risks as (a) are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or the applicable Subsidiary operates and (b) are necessary to ensure that Uninsured Liabilities of any Borrower and/or any Subsidiary are not reasonably likely to result in a Material Adverse Effect.

5.11 Taxes. The Credit Parties and their Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except for (a) the filing of tax returns (other than Federal tax returns), the failure of which to file could not reasonably be expected to be material in relation to the business, properties, assets, operations, liabilities, prospects or financial condition of the Credit Parties taken as a whole, and (b) the payment of taxes and assessments (i) the amount of which is not individually, or in the aggregate, material in relation to the business, properties, assets, operations, liabilities, prospects or financial condition of the Credit Parties taken as a whole or (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Credit Party, threatened by any authority regarding any taxes relating to any Credit Party. No Credit Party knows of any basis for any other taxes or assessments that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Credit Party has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any Credit Party, or is aware of any circumstances that would cause the taxable years or other taxable periods of any Credit Party not to be subject to the normally applicable statute of limitations. The income of the Partnership, of the Operating Company and of the Subsidiaries of the Operating Company that are intended by the Partnership to be treated as disregarded entities pursuant to Treas. Reg. Section 301.7701-3, is not subject to federal income tax at the company level. Neither any Credit Party nor any Subsidiary thereof is party to any Tax Allocation Agreement.

5.12 ERISA Compliance. (a) Each (i) Plan (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, and, to the best knowledge of the Borrowers, each Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, and (ii) Plan that is intended to be a qualified plan under Section 401(a) of the Code, to the best knowledge of the Borrowers, has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service or the document upon which such Plan is drafted is covered by an advisory or opinion letter issued by the Internal Revenue Service. To the best knowledge of the Borrowers, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except to the extent none of the following could, individually or in the aggregate, reasonably be expected to result in liability of the Borrowers in excess of the Threshold Amount: (i) no ERISA Event has occurred, and neither any Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) each Borrower and each ERISA Affiliate has met all applicable requirements under the

Pension Funding Rules in respect of each Pension Plan and Multiemployer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained for any Pension Plan or Multiemployer Plan; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause (A) the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or (B) a Multiemployer Plan to be in reorganization under Section 4241 of ERISA or become insolvent under Section 4245 of ERISA.

(d) Neither any Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan or Multiemployer Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans and Multiemployer Plans not otherwise prohibited by this Agreement.

5.13 Subsidiaries; Equity Interests; Credit Parties.

(a) No Credit Party has any Subsidiaries other than those (i) specifically disclosed in Schedule 5.13 or (ii) formed or acquired after the Closing Date in accordance with Section 7.03, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and, to the extent applicable, non-assessable and are owned by a Credit Party in the amounts specified on Schedule 5.13 (or any update thereto) free and clear of all Liens except those created under the Security Documents. Schedule 5.13 is a complete and accurate list of all Credit Parties as of the Closing Date, showing (as to each such Credit Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number.

(b) No Credit Party has any equity investments in any other corporation or entity (other than a Subsidiary) other than those (i) specifically disclosed in Schedule 5.08(e) or (ii) formed or acquired after the Closing Date in accordance with Section 7.03.

(c) All of the outstanding Equity Interests in the Borrowers have been validly issued, are fully paid and, to the extent applicable, non-assessable and are owned by the Credit Parties and in the amounts specified on Schedule 5.13 free and clear of all Liens except those created under the Security Documents.

(d) The copy of each Organizational Document (including all amendments thereto) of each Credit Party delivered to the Administrative Agent by the Credit Parties is a true and correct copy of each such Organizational Document, and is valid and in full force and effect (as so amended).

5.14 Margin Regulations; Investment Company Act. (a) No Credit Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Borrowers, any Person Controlling any Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure.

(a) The Credit Parties have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b) As of the Closing Date, no Material Contracts (other than the High Yield Documents), Shareholders’ Agreements or Tax Allocation Agreements exist, and no Management Agreements exist other than Cemetery Management Agreements.

(c) The reports, financial statements, certificates and other factual information, taken as a whole, furnished (whether in writing or orally) by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case as modified or supplemented by other information so furnished) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projections are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results contained therein and such differences may be material.

5.16 Compliance with Laws. Each Credit Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. Each Credit Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights

(collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and Schedule 5.17 sets forth a complete and accurate list of (a) all such IP Rights owned by any Credit Party and registered with any Governmental Authority (other than trade names), and (b) all material trade names of the Credit Parties (whether or not registered), each as of the Closing Date. To the best knowledge of the Credit Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Credit Party or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Solvency. Each of the Partnership and the Operating Company is, individually and together with its Subsidiaries on a consolidated basis, in each case taking into account any rights of subrogation and contribution among the Credit Parties, Solvent.

5.19 Casualty, Etc. Neither the businesses nor the properties of any Credit Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20 Labor Matters. No Credit Party is engaged in any unfair labor practice that has had or could reasonably be expected to have, a Material Adverse Effect. There is no (a) unfair labor practice complaint pending against any Credit Party or, to the knowledge of any Credit Party, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the knowledge of any Credit Party, threatened against any of them, (b) strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the knowledge of any Credit Party, threatened against any Credit Party and (c) union representation question existing with respect to the employees of any Credit Party and no union organizing activities are taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as has not had and could not reasonably be expected to have, a Material Adverse Effect.

5.21 Security Documents. The provisions of the Security Documents are effective to create in favor of the Administrative Agent a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Credit Parties in the Collateral described therein. Except for filings completed on or prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.22 Capitalization. On the Closing Date, the outstanding Equity Interests in the Partnership shall consist of (i) the general partner interest in the Partnership, (ii) “incentive distribution rights” (as defined in the Partnership Agreement) issued to the General Partner, (iii) the outstanding Partnership Common Units, and (iv) rights of directors, consultants and employees of the General Partner to acquire Partnership Common Units or their equivalent pursuant to the Partnership’s Long Term Incentive Plan. On the Closing Date, all outstanding Equity Interests in the Partnership have been duly and validly issued and are fully paid and free of any preemptive rights. As of the Closing Date, the Partnership does not have outstanding any securities convertible into or exchangeable for its units or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims for the issuance of the Partnership Common Units other than pursuant to the Partnership’s Long Term Incentive Plan.

5.23 Tax Shelter Regulations. The Borrowers do not intend to treat any Loan or Letter of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If any Borrower so notifies the Administrative Agent, such Borrower acknowledges that one or more of the Lenders may treat its Loans, its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

5.24 Common Enterprise. Each Borrower is engaged solely in a Permitted Business as of the Closing Date. These operations require financing on a basis such that the credit supplied can be made available from time to time to the Borrowers, as required for the continued successful operation of the Borrowers as a whole. The Borrowers have requested the Lender to make credit available hereunder for the purposes set forth in Section 6.11. The Credit Parties expect to derive benefit, directly or indirectly, from a portion of the credit extended by the Lenders hereunder, both in its separate capacity and as a member of the group of companies, since the successful operation and condition of the Credit Parties is dependent on the continued successful performance of the functions of the group as a whole. The Credit Parties acknowledge that, but for the agreement by each of the Credit Parties to execute and deliver this Agreement, the Administrative Agent and the Lenders would not have made available the credit facilities established on the terms set forth herein.

5.25 Compliance with Cemetery Laws. Each of the Credit Parties has complied in all material respects with, and on the date of each Credit Extension is in material compliance with, all applicable Laws governing the operation of its cemeteries and funeral homes, the providing of cemetery and funeral services, and the sale of Cemetery Property and other cemetery and funeral merchandise, including, without limitation: (a) obtaining and maintaining valid registrations, licenses, permits, and certificates to conduct each cemetery and funeral home business from each applicable Governmental Authority; (b) employing qualified representatives, employees, and sales agents who are registered with the appropriate governmental authorities; (c) submitting all required notices, records, statements, affidavits, financial reports and other documents, each in form and substance satisfactory to the appropriate Governmental Authorities; (d) making all required disclosures in accordance with applicable Laws; (e) using contracts, agreements, and other documents in form, wording and substance that comply with applicable Laws; (f) establishing, funding and administering trust or escrow accounts, including, but not limited to, Trust Accounts, in accordance with applicable Laws; (g) appointing qualified trustees and escrow agents to manage and administer trust funds established under applicable Laws; (h)

maintaining and caring for cemeteries with the standard of care required by applicable Laws; (i) constructing columbaria and mausoleums in accordance with applicable Laws; (j) canceling contracts for cemetery and funeral services and merchandise, including making refunds to consumers, in accordance with applicable Laws; (k) owning no more than the maximum amount of land permitted for cemetery and burial use under applicable Laws; and (l) establishing cemeteries in areas permitted by applicable Laws. Furthermore, there are no material pending or, to the knowledge of any Credit Party, threatened claims or suspensions against any Credit Party, by any Person, entity or Governmental Authority which relate to the operation of any cemetery or funeral home, the providing of any cemetery or funeral services or the sale of any Cemetery Property or other cemetery or funeral merchandise.

5.26 Foreign Assets Control Regulations, etc. The amendment and restatement of the Existing Credit Agreement, the issuance of the Notes and use of Loan proceeds will not violate (a) the Trading with the Enemy Act, as amended, or (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, no Credit Party (a) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such person. The Credit Parties are in compliance with the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism Act (USA Patriot Act of 2001).

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than indemnification obligations which are solely contingent, if any) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Credit Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Partnership, a consolidated balance sheet of the Partnership and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Deloitte & Touche LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Partnership, a consolidated balance sheet of the Partnership and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Partnership’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Partnership as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Partnership and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, but in any event within 35 days after the end of each month (or 45 days after the end of each month ending a fiscal quarter) of each fiscal year of the Partnership, a consolidated balance sheet of the Partnership and its Subsidiaries as of the end of such month, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such month and for the portion of the Partnership fiscal year then ended setting forth in each case in comparative form for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Partnership; and

(d) as soon as available, but in any event not later than 60 days after the end of each fiscal year of the Partnership, an annual business plan and budget of the Partnership and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Partnership, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Partnership and its Subsidiaries on a quarterly basis for the immediately following fiscal year.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrowers shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a) Reserved;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Partnership;

(c) promptly after any request by the Administrative Agent or any Lender (through the Administrative Agent), copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Credit Party by independent accountants in connection with the accounts or books of any Credit Party or any of its Subsidiaries, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the holders of the Partnership Common Units, and copies of all annual, regular, periodic and special reports and registration statements which the Partnership may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Credit Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) promptly after any request by the Administrative Agent or any Lender (through the Administrative Agent), a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Credit Party and its Subsidiaries and containing such additional information as the requesting Person may reasonably specify;

(g) promptly, and in any event within five Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;

(h) not later than five Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any High Yield Document and, from time to time upon request by the Administrative Agent, such information and reports regarding the High Yield Documents and other Material Contracts as the Administrative Agent may reasonably request;

(i) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to (i) have a Material Adverse Effect, (ii) result in cleanup, removal or remedial costs in excess of the Threshold Amount or (iii) cause any property described in any Mortgage to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(j) promptly after any request by the Administrative Agent or any Lender (through the Administrative Agent), (i) a report supplementing any of the real property related Schedules described in Section 5.08, including an identification of all owned and leased real property disposed of by the Partnership or any Subsidiary thereof since such Schedules were previously delivered, a list and description (including the street address, county or other relevant jurisdiction, state and record owner thereof and, in the case of leases of property, lessor, lessee and expiration date thereof) of all real property acquired or leased since such Schedules were previously delivered and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete; (ii) a report supplementing Schedule 5.17, setting forth (A) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Credit Party or any Subsidiary thereof since such Schedule was previously delivered and (B) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Credit Party or any Subsidiary thereof since such Schedule was previously delivered and the status of each such application; and (iii) a report supplementing any other Schedules described in Section 5.08 and Section 5.13 containing a description of all changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete if made as of the date of such request, each such report to be signed by a Responsible Officer of the Borrowers and to be in a form reasonably satisfactory to the Administrative Agent;

(k) as soon as available, but in any event within 35 days after the end of each month, a summary describing all investments of Trust Funds as at the end of such month, duly certified by the Partnership’s investment advisors; and

(l) promptly after any request by the Administrative Agent or any Lender (through the Administrative Agent), such additional information regarding the business, financial, legal or corporate affairs of any Credit Party or any Subsidiary thereof, or compliance with the terms of the Credit Documents, as such requesting Person may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) shall be delivered electronically and shall be deemed to have been delivered on the date (i) on which the Partnership posts such documents, or provides a link thereto on the Partnership’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Partnership’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrowers shall deliver paper copies of such documents to any of the Administrative Agent or any Lender to the extent that such Person requests in writing that the Borrowers deliver such paper copies to such Person, until a written request to cease delivering paper copies is given by such Person, and (ii) the Borrowers shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively,

“Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to any Credit Party or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including, to the extent applicable, (i) breach or non-performance of, or any default under, a Contractual Obligation of any Credit Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Credit Party or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) any change or intended change in the individual holding any Senior Manager position;

(e) of any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary thereof, including any determination by the Credit Parties referred to in Section 2.10(b);

(f) of the (i) occurrence of any Disposition of property or assets for which any Credit Party is required to make a mandatory prepayment pursuant to Section 2.05(b)(i), (ii) occurrence of any sale of capital stock or other Equity Interests for which any Credit Party is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), and (iii) receipt of any Extraordinary Receipt for which any Credit Party is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii);

(g) of the occurrence of any action, suit, proceeding or investigation pending or, to any Credit Party’s knowledge, threatened against or affecting, any Credit Party in which the amount in controversy is in excess of the Threshold Amount;

(h) of any Borrower or ERISA Affiliate becoming obligated to contribute to any Multiemployer Plan that is not set forth on Schedule 5.12(d);

(i) of any Borrower or any ERISA Affiliate failing to make an installment payment with respect its withdrawal liability under any Multiemployer Plan, on the date such payment is due, provided that the failure to make such installment payment prior to the expiration of the sixty-day (60) time period described in Section 4219(c)(5)(A) of ERISA could reasonably be expected to result in the acceleration of withdrawal liability pursuant to Section 4219(c)(5) of ERISA, individually or in the aggregate, in excess of the Threshold Amount;

(j) of any Borrower or any ERISA Affiliate failing to make a required employer contribution under any Multiemployer Plan, on the date such payment is due, provided that such required employer contribution exceeds the Threshold Amount; and

(k) of any IP Rights that are reasonably necessary for the operation of any Credit Party’s respective businesses or material trade names of the Credit Parties, to the extent not otherwise set forth on Schedule 5.17.

Each notice pursuant to Section 6.03 (other than Section 6.03(e), (f) or (k)) shall be accompanied by a statement of a Responsible Officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action(s) the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Credit Document that have been breached. Each notice pursuant to Section 6.03(h) shall be made within fifteen (15) Business Days prior to the due date for the initial payment pursuant to such contribution obligation. Each notice pursuant to Section 6.03(i) or 6.03(j) shall be made within ten (10) Business Days following the date such installment payment or contribution was otherwise due. Each notice pursuant to Section 6.03(k) shall be made within thirty (30) days following the date such IP Right or trade name is created or acquired (or, if later, becomes necessary or material).

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except as expressly permitted under Section 5.11; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not otherwise permitted under Section 7.01; and (c) except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, all Indebtedness and other Contractual Obligations, as and when due and payable but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except as permitted by Section 7.04 or Section 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of any Credit Party, insurance with respect to its properties and business against loss or damage (i) of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, and (ii) in such amounts, with such deductibles and covering such risks as are necessary to ensure that Uninsured Liabilities of any Credit Party and/or any Subsidiary are not reasonably likely to result in a Material Adverse Effect, and (iii) providing for not less than 30 days’ (or 10 days’ in the case of non-payment of premiums) prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

(b) At all times keep all of its property (except real or personal property leased or financed through third parties in accordance with this Agreement) insured in favor of the Administrative Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, any Credit Party) (i) shall be endorsed to the Administrative Agent’s satisfaction for the benefit of the Administrative Agent (including, without limitation, by naming the Administrative Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers’ compensation insurance), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days’ (or 10 days’ in the case of non-payment of premiums) prior written notice thereof by the respective insurer to the Administrative Agent and (iii) shall be delivered to the Administrative Agent.

(c) If any Credit Party shall fail to maintain all insurance in accordance with this Section 6.07, or if any Credit Party shall fail to so name the Administrative Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deliver all certificates with respect thereto, the Administrative Agent and/or the Administrative Agent shall have the right (but shall be under no obligation), upon five (5) Business Days prior written notice to the Partnership, to procure such insurance, and the Credit Parties agree jointly and severally to reimburse the Administrative Agent or the Administrative Agent, as the case may be, for all costs and expenses of procuring such insurance.

(d) The provisions of this Section 6.07 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

6.08 Compliance with Laws. Each Credit Party will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, regulations, administrative orders and other orders referred to in Section 5.25), except to the extent any failures to comply with the above requirements, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. Maintain proper books of record and account (a) in conformity with GAAP consistently applied, and (b) in material conformity with all applicable requirements of Law or any Governmental Authority having regulatory jurisdiction over such Credit Party or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers and up to twice in any calendar year at the expense of the Borrowers with respect to all reasonable out-of-pocket expenses of the Administrative Agent (it being agreed that Borrowers shall not be liable for such expense of Lenders except as set forth in the following proviso); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice. In addition to the above, Borrowers will assist the appraisers of the Administrative Agent in completing the Post-Closing Appraisal Delivery, which shall be at the expense of the Borrowers with respect to all reasonable out-of-pocket expenses of the Administrative Agent.

6.11 Use of Proceeds. The proceeds of Revolving Credit Loans, Letters of Credit and Swing Line Loans shall be utilized to finance: (a) working capital requirements; (b) Permitted Acquisitions; (c) Capital Expenditures; (d) other general corporate purposes of the Borrowers; and (e) fees, costs and expenses incurred in connection with this Agreement.

6.12 Covenant to Guarantee Obligations and Give Security. (a) Prior to or concurrently with the formation or acquisition of any new direct or indirect Subsidiary by any Credit Party (or in the case of formation of any new Subsidiary in connection with a Permitted Acquisition, prior to or concurrently with the earlier of (x) the consummation of such Permitted Acquisition and (y) the date such Subsidiary otherwise acquires material assets), then the Borrowers shall, at the Borrowers’ expense:

(i) cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the

Administrative Agent a joinder to the Credit Documents as an additional Borrower under the Credit Documents, together with a certified copy of its Organizational Documents and resolutions authorizing the above actions, each, in form and substance satisfactory to the Administrative Agent;

(ii) furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent;

(iii) to the fullest extent permitted by applicable Laws, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent a Mortgage, substantially in the form set forth at Exhibit F hereto (with such changes as may be satisfactory to the Administrative Agent and its counsel to account for local law matters) and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Debt and Pledged Equity in and of such Subsidiary), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Credit Documents and constituting Liens on all such real and personal properties (other than Excluded Collateral);

(iv) to the fullest extent permitted by applicable Laws, cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms;

(v) deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, signed copies of favorable opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel(s) for the Credit Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request; and

(vi) deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(b) Prior to or concurrently with the acquisition of any property by any Credit Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest (subject to any Permitted Liens) in favor of the Administrative Agent, then the Borrowers shall, at the Borrowers’ expense:

(i) furnish to the Administrative Agent a description of the property so acquired in detail satisfactory to the Administrative Agent;

(ii) to the fullest extent permitted by applicable Laws, cause the applicable Credit Party to duly execute and deliver to the Administrative Agent Mortgages and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Credit Party under the Credit Documents and constituting Liens on all such properties (other than Excluded Collateral);

(iii) to the fullest extent permitted by applicable Laws, cause the applicable Credit Party to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties;

(iv) deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, signed copies of favorable opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel(s) for the Credit Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request; and

(v) deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to such real property title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent,

(c) Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, the Borrowers shall, at the Borrower’s expense, promptly:

(i) furnish to the Administrative Agent a description of the real and personal properties of the Credit Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent; and

(ii) deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by any Credit Party or its Subsidiaries, title reports, surveys and engineering, flood insurance confirmations or certificates, as applicable, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Administrative Agent; provided, however, that to the extent that any Credit Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.

(d) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, Mortgages and other security and pledge agreements.

6.13 Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except to the extent any failures to comply with the above requirements, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.14 Preparation of Environmental Reports. At the request of the Required Lenders from time to time, provide to the Lenders within 60 days after such request, at the expense of the Borrowers, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and the Borrowers hereby grant and agree to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment; provided that in no event shall such request for any report described in this Section 6.14 be made unless (a) a Default exists or (b) a notice has been delivered under Section 6.02(i).

6.15 Further Assurances. Promptly upon request by the Administrative Agent, (a) correct any material defect or error that may be discovered in any Credit Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Credit Documents, (ii) to the fullest extent permitted by applicable Law, subject any Credit Party’s or any of its Subsidiaries’ properties, assets, rights or interests (other than Excluded Collateral) to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Credit Document or under any other instrument executed in connection with any Credit Document to which any Credit Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.16 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which any Credit Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Credit Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.18 Maintenance of Company Separateness. The Partnership will, and will cause each of its Subsidiaries to, satisfy customary corporate or other organizational formalities, including, as applicable, the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting (or other legal equivalents thereof) and the maintenance of offices, books and records. Neither the Partnership nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which could reasonably be expected to result in the separate legal existence of the Partnership or any of its Subsidiaries being ignored, or in the assets and liabilities of the Partnership or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

6.19 Maintenance of Trust Funds and Trust Accounts. Each Borrower shall set aside in the appropriate Trust Account all applicable Trust Funds at the time such funds are received by such Borrower and such Borrower shall establish and maintain all of the funding obligations of each of the Trust Accounts in accordance with applicable Law.

6.20 Amendment to High Yield Document Covenants. If the Credit Parties shall, at any time after the Closing Date, amend or modify any High Yield Document in a manner that requires any Credit Party to make a mandatory prepayment, comply with a covenant or add an event of default that either is not at such time included in this Agreement or, if such mandatory prepayment, covenant or event of default shall already be included in this Agreement, is more restrictive upon any Credit Party than such existing mandatory prepayment, covenant or event of default, then each such mandatory prepayment, covenant and each event of default, definition and other provision relating to such mandatory prepayment, covenant or event of default in such High Yield Document (as each is amended or modified from time to time thereafter) shall be automatically deemed to be incorporated by reference in this Agreement, mutatis mutandis, as if then set forth herein in full. Promptly after any such amendment or modification, the Credit Parties will (a) furnish to the Administrative Agent and the Lenders a copy of each such mandatory prepayment, covenant and each event of default, definition and other provisions related thereto and (b) execute and deliver to the Administrative Agent and each Lender an instrument, in form and substance reasonably satisfactory to the Required Lenders, modifying this Agreement by adding or modifying, as the case may be, the full text of such mandatory prepayment, covenant and the events of default, definitions and other related provisions.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than indemnification obligations which are solely contingent, if any) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Credit Parties shall not, nor shall they permit any Subsidiary to, directly or indirectly, and solely in the case of Section 7.16, the Partnership and the General Partner shall not:

7.01 Liens. Create, incur, assume, sign, file or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign any accounts or other right to receive income, other than the following (collectively, “Permitted Liens”):

(a) Liens pursuant to any Credit Document;

(b) Liens in favor of an insurance company or agent which secure insurance premium financing arrangements with such Person, to the extent permitted under Section 7.02(d); provided that such Liens are limited to the insurance contracts with respect to which related premiums are being financed;

(c) Liens for taxes, assessments and governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) Liens in respect of property or assets of a Credit Party imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of such Credit Party or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) Permitted Encumbrances;

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(h), provided that no cash or other property shall be pledged by any Credit Party as security therefor;

(i) Liens securing Indebtedness permitted under Section 7.02(f) and Liens securing accounts payable for the purchase of pre-assembled mausoleums and crypts; provided that (A) such Liens only serve to secure the payment of Indebtedness or accounts payable arising under such related obligation, (B) the Liens encumbering the assets giving rise to such obligations do not encumber any other asset of any Credit Party, and (C) such Liens do not secure aggregate lease payments, principal amounts and accounts payable in excess of the limitation set forth in Section 7.02(f);

(j) Licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of any Credit Party;

(k) Liens arising from or related to precautionary UCC financing statements regarding operating leases entered into by any Credit Party;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) bankers liens and customary rights of setoff, revocation and chargeback under deposit or credit card agreements entered into in the ordinary course of business;

(n) any Lien or other restriction on the use of property (including cash) deposited in any Trust Fund, to the extent imposed by law or by the terms of the agreement governing such Trust Fund; and

(o) Liens securing Indebtedness permitted under Section 7.02(k), but only to the extent permitted under Section 7.02(k).

7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (it being agreed that cross-default, setoff and other customary provisions under any Swap Contract shall be permitted);

(b) loans and advances from (i) the Partnership to any Borrower, (ii) any Borrower to any other Borrower, (iii) any Borrower to the Partnership made for the purpose of making payments permitted pursuant to Section 7.06 and (iv) any Borrower or the Partnership to the Partnership or the General Partner for the purpose of paying ordinary business expenses of the Partnership and the General Partner;

(c) Indebtedness under the Credit Documents;

(d) Insurance premium financing arrangements made on customary and reasonable terms;

(e) Guarantees of any Credit Party in respect of Indebtedness otherwise permitted hereunder of any Borrower;

(f) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate lease payments and principal amounts of all such Indebtedness at any one time outstanding shall not exceed Eight Million Dollars ($8,000,000);

(g) Seller Subordinated Debt (including the “Meyers Notes” as defined in the Nelms Transaction Consent), provided that (i) such Indebtedness is subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, and (ii) at the time of the related Permitted Acquisition, such Indebtedness does not exceed 25% of the total value of (A) the assets so acquired or (B) the assets of the Acquired Person, as the case may be;

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;

(i) Indebtedness of the Credit Parties evidenced by completion guarantees, performance bonds and surety bonds incurred in the ordinary course of business for purposes of insuring the performance of the Borrowers;

(j) Indebtedness of a type described in clause “(g)” of the definition of Indebtedness, to the extent payment of such Indebtedness is permitted under Section 7.06;

(k) Indebtedness of the General Partner issued solely for the purpose of financing Investments pursuant to Section 7.03(k), and any Guarantees by any Credit Party of such Indebtedness (it being agreed that such Indebtedness may be secured solely by (A) the General Partner’s deposit accounts into which it receives distributions from the Partnership, and (B) the property of Persons who are not Credit Parties (or required to be Credit Parties));

(l) Other unsecured Indebtedness not otherwise permitted above, in an aggregate principal amount outstanding not to exceed Ten Million Dollars ($10,000,000) at any time; and

(m) Indebtedness evidenced by High Yield Notes in an aggregate outstanding principal amount of $150,000,000, as from time to time reduced by all principal repayments thereof (except that no reduction in such maximum amount shall occur as a result of the refinancing of High Yield Notes, to the extent refinanced with the proceeds of Future High Yield Notes).

7.03 Investments. Make or hold any Investments, except:

(a) Investments held by any Credit Party in the form of Cash Equivalents;

(b) loans and advances by any Credit Party to officers and employees of such Credit Party, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount for all Credit Parties not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

(c) (i) Investments by any Credit Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Credit Party and its Subsidiaries in any Borrower, (iii) additional Investments by Subsidiaries of the Borrowers that are not Credit Parties in other Subsidiaries that are not Credit Parties, and (iv) without duplication, Investments in the form of loans and advances permitted under Section 7.02(b);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors or from account debtors in settlement of delinquent accounts to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.02;

(f) Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) that are either (i) expressly permitted under the Nelms Transaction Consent or (ii) set forth on Schedule 5.08(e);

(g) Investments by any Borrower in Swap Contracts permitted under Section 7.02(a);

(h) Permitted Acquisitions by any Borrower; provided that, with respect to each such Permitted Acquisition:

(i) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.12;

(ii) the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrowers in the ordinary course;

(iii) such Permitted Acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Partnership, or the Partnership and its Subsidiaries taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Operating Company if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

(iv) updated schedules to the Credit Documents to reflect the transactions related to such Permitted Acquisition shall be delivered prior to such acquisition, and upon consideration thereof all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

(v) the Aggregate Consideration paid by or on behalf of the Borrowers for any such Permitted Acquisition shall not exceed $5,000,000, on an individual basis, or $35,000,000, when aggregated with the total Aggregate Consideration paid by or on behalf of the Borrowers for all other Permitted Acquisitions which closed in the immediately preceding 365 days, without Required Lender approval (such approval not to be unreasonably withheld, conditioned or delayed);

(vi) immediately before and immediately after giving pro forma effect to any such Permitted Acquisition, on a Pro Forma Basis (for the related Calculation Period), no Default shall have occurred and be continuing;

(vii) the receipt by the Administrative Agent and Lenders, not less than (A) thirty (30) days prior to such Permitted Acquisition (or such shorter period as the

Administrative Agent may agree to in writing), of (1) the approval package to be presented to the Operating Company’s Board of Managers and (2) all appraisals completed in connection therewith, for any such acquisition the consideration for which is greater than $5,000,000 and (B) ten (10) Business Days prior to such Permitted Acquisition (or such shorter period as the Administrative Agent may agree to in writing), the approval package to be presented to the Operating Company’s Board of Managers, for any such acquisition the consideration for which is less than or equal to $5,000,000; and

(viii) the Borrowers shall have delivered to the Administrative Agent and each Lender, at least five Business Days prior to the date on which any such Permitted Acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, (A) certifying that all of the requirements set forth in this clause (h) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition, and (B) attaching a pro forma Compliance Certificate showing compliance, on a Pro Forma Basis (for the related Calculation Period), with the covenants set forth in Section 7.11 immediately after giving effect to the consummation of such Permitted Acquisition;

(i) Investments in newly formed wholly-owned Subsidiaries so long as, in each case, (i) at least 30 days prior written notice thereof is given to the Administrative Agent (or such lesser prior written notice as may be agreed to by the Administrative Agent in any give case), (ii) the Equity Interests of such new Subsidiary are promptly pledged pursuant to, and to the extent required by, this Agreement and the Pledge Agreement and the certificates, if any, representing such Equity Interests, together with appropriate transfer powers duly executed in blank, are delivered to the Administrative Agent, (iii) such new Subsidiary promptly executes a counterpart hereto and of the Pledge Agreement and the Security Agreement, and (iv) all actions required pursuant to Section 6.12 have been taken;

(j) Bank deposits in the ordinary course of business;

(k) Investments of the General Partner in the Partnership to the extent necessary in order for the General Partner to continue to hold (in its capacity as General Partner) a two percent (2%) “Percentage Interest” (as such term is defined in the Partnership Agreement) in the Partnership;

(l) Disposition Notes issued in connection with Dispositions permitted under Section 7.05; provided that, the aggregate principal amount outstanding under such Disposition Notes shall not exceed $5,000,000 at any time;

(m) Investments of Trust Funds, and interest and other earning thereon, in accordance with Section 7.17;

(n) Advances by the Borrowers to their suppliers which are made in the ordinary course for the purpose of prepaying purchases of inventory; and

(o) Other Investments not otherwise permitted above, in an aggregate amount outstanding not to exceed $1,000,000 at any time.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Borrower may merge with and into, may convert into or be dissolved or liquidated into, or may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Borrower, so long as (i) the security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Documents in the assets of such Borrower shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, conversion, dissolution or liquidation) and (ii) such merger, conversion, dissolution or liquidation does not violate the terms of the Partnership Agreement or otherwise result in negative tax consequences for the Partnership; and

(b) any Subsidiary that is not a Credit Party may Dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Credit Party or (ii) to a Credit Party.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory and Cemetery Property in the ordinary course of business;

(c) Dispositions, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(d) Licenses, leases or subleases of property to third Persons, made in the ordinary course of business and not interfering in any material respect with the business of any Credit Party;

(e) Dispositions of tangible personal property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(f) Dispositions of real property by any Borrower which is not otherwise permitted under clause (b) above, together with related incidental personal property; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all such property Disposed of in reliance on this clause (f) in any fiscal year shall not exceed $6,000,000 and (iii) the purchase price for such property shall be paid to such Borrower in cash (and any Disposition Note permitted by Section 7.03(l));

(g) Dispositions by any Borrower to any other Borrower, so long as the security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

(h) Dispositions of Equity Interests in the Partnership by the General Partner, to the extent required under the terms of the Partnership Agreement or any employee benefit plan of a Credit Party;

(i) Dispositions constituting Permitted Liens or permitted by Section 7.04;

(j) Dispositions of property (real or personal), so long as (i) no Default then exists or would result therefrom, (ii) each such sale is in an arm’s-length transaction and the applicable Credit Party receives at least fair market value (as determined in good faith by such Credit Party), (iii) the total consideration received by such Credit Party is paid at the time of the closing of such sale in cash (and any Disposition Note permitted by Section 7.03(l)), and (iv) the Net Cash Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 2.05; and

(k) Dispositions of Cash Equivalents made in the ordinary course of business.

To the extent the Required Lenders waive the provisions of this Section 7.05 with respect to any Disposition of Collateral, or any Collateral is Disposed of as permitted by this Section 7.05, such Collateral (unless transferred to a Credit Party) shall be Disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith.

7.06 Restricted Payments; Equity Issuances.

(a) Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i) each Subsidiary may make Restricted Payments to any Borrower or the Partnership; and

(ii) the Partnership and the General Partner shall be permitted to make regularly scheduled quarterly distributions to its general and limited partners or members, as applicable, to the extent set forth in the Partnership Agreement and the GP Agreement, respectively, each as in effect as of the Closing Date, to the extent that (A) at the time such distribution is made no Default exists, or would exist after giving effect to such distribution, and (B) for the fiscal quarter most recently ended prior to the date of such distribution and the chief financial officer of the Partnership or General Partner, as applicable, delivers to the Administrative Agent a certificate that the above conditions have been satisfied; or

(b) Issue or sell any Equity Interests (including by way of sales of treasury stock), except for:

(i) Issuances by the Partnership and the General Partner of Equity Interests which are not mandatorily redeemable;

(ii) transfers to any Credit Party and replacements of then outstanding shares of capital stock or other Equity Interests of any Borrower (subject to the delivery of any documents required by the Pledge Agreement or any other Credit Document);

(iii) stock splits, stock dividends and additional issuances by any Borrower which does not decrease the percentage ownership of the Partnership or any of its Subsidiaries in any class of the Equity Interests of such Borrower (or otherwise adversely affect the Lien of the Collateral Agent in the Equity Interests of such Borrower);

(iv) any issuances made to qualify directors to the extent required by applicable Law; and

(v) issuances of Equity Interests by Subsidiaries formed after the Closing Date pursuant to Section 6.12 (to the extent in accordance with the requirements of Section 6.12); provided that all Equity Interests issued in accordance with this clause (v) shall, to the extent required by the Pledge Agreement or any other Credit Document, be delivered to the Collateral Agent.

7.07 Change in Nature of Business. Engage in any line of business other than the Permitted Business.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Credit Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Credit Party as would be obtainable by such Credit Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among Credit Parties that are entered into pursuant to the reasonable business requirements of the Credit Parties and that are not prohibited under this Agreement or any other Credit Document; (iii) the payment of consulting or other fees to any Credit Party in the ordinary course of business; (iv) customary fees to non-officer directors (or equivalents) of the General Partner; (v) the Credit Parties may perform their respective obligations under any Employment Agreements, employee benefit plans of any Credit Party and other employment arrangements with respect to the procurement of services with their respective officers and employees, in each case so long as any such employment arrangements are entered into in the ordinary course of business; (vi) Restricted Payment may be paid by Credit Parties to the extent permitted by Section 7.06; (vii) payments may be made pursuant to any Tax Allocation Agreement; (viii) Credit Parties may enter into transactions with employees and/or officers of the Credit Parties in the ordinary course of business so long as any such material transaction has been approved by the governing bodies of such Credit Parties; and (ix) the Credit Parties may perform their respective obligations under (A) the Omnibus Agreement, dated September 20, 2004, among certain Credit Parties and certain of their Affiliates, and (B) the Assignment Agreement, dated September 20, 2004, between McCown De Leeuw & Co. IV, L.P. and the Partnership. In no event shall any management, consulting or similar fee be paid or payable by the Partnership or any of its Subsidiaries to any Affiliate, except as specifically provided in this Section 7.08.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation that (a) limits the ability of any Subsidiary to make Restricted Payments or Intercompany Loan payments to any Credit Party or to otherwise transfer property to or invest in any Credit Party, except for (i) this Agreement, the other Credit Documents and the High Yield Documents, (ii) customary provisions in leases and other Contractual Obligations (other than pre-need installment agreements) restricting assignment thereof, or (iii) the Partnership Agreement; provided, however, that this clause (a) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(f) solely to the extent any such negative pledge relates to the property financed by the holder of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, except for the High Yield Note Indenture (which requirement does not apply to Liens granted pursuant to the Credit Documents).

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Minimum EBITDA. Permit Consolidated EBITDA for any Measurement Period to be less than the sum of (i) $53,489,000 plus (ii) 80% of the aggregate of all Consolidated EBITDA for each Permitted Acquisition completed after September 30, 2011 (the “Permitted Acquisition Step-Up”).

(b) Minimum Consolidated Debt Service Coverage Ratio. Permit the Consolidated Debt Service Coverage Ratio to be less than 2.50 to 1.0 for any Measurement Period.

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than 3.65 to 1.0 for any Measurement Period.

(d) Maximum Maintenance Capital Expenditures. Permit the Maintenance Capital Expenditures for any Measurement Period ending in any year set forth below to exceed the amount set forth to the right of such year.

Year	Maximum Maintenance Capital Expenditures
2011	$4,600,000
2012	$6,700,000
2013	$7,300,000
2014 and thereafter	$8,000,000

7.12 Amendment of Partnership Units and Organizational Documents. (a) Amend or modify, or permit the amendment or modification of, any provision of any Partnership Common Unit or Partnership Subordinated Unit or of any agreement (including, without limitation, certificate of designation) relating thereto in a manner that is inconsistent with the Partnership Agreement or that could reasonably be expected to be adverse in any material respect to the interests of the Lenders; or

(b) amend modify or change in any way adverse to the interests of the Lenders in any material respect the Partnership Agreement, the GP Agreement or any other Credit Party’s Organizational Documents, or any Shareholders’ Agreement, Tax Allocation Agreement or Management Agreement, or enter into any new Organizational Document, Shareholders’ Agreement, Tax Allocation Agreement or Management Agreement which could reasonably be expected to be adverse in any material respect to the interests of the Lenders or, in the case of any Management Agreement, which involves the payment by any Credit Party of any amount which could give rise to a violation of this Agreement; provided that, the foregoing clause shall not restrict (i) the ability of Partnership or the General Partner to amend the Partnership Agreement or the GP Agreement, respectively, to authorize the issuance of Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement, or (ii) the ability of the Partnership to amend its Organizational Documents to adopt customary takeover defenses for a public company, such as classification of its board of directors, requirements for notice of acquisition of shares and other similar measures.

7.13 Accounting Changes. Make any material change in any accounting policies or reporting practices, except as required by GAAP, or make any change in fiscal year.

7.14 Prepayments, Etc. of Indebtedness. Make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person, money or securities before due for the purpose of paying when due), or any prepayment or redemption (except as expressly required under the terms of the relevant agreement) as a result of any asset sale, change of control or similar event of any Indebtedness pursuant to the High Yield Documents, or, after the incurrence or issuance thereof, any Seller Subordinated Debt; provided that High Yield Notes may be prepaid with the proceeds of Future High Yield Notes, to the extent such Indebtedness is otherwise permitted to be incurred under Section 7.02(m) hereof.

7.15 Amendment of Indebtedness.

(a) amend, modify or change in any way adverse to the interests of the Lenders in any material respect any Seller Subordinated Debt; or

(b) amend, modify or change in any way adverse to the interests of the Lenders in any material respect any High Yield Document.

7.16 Holding Company. In the case of the General Partner and the Partnership:

(a) the General Partner will not itself: (i) engage in a Permitted Business; (ii) own any significant assets (other than (A) its general partnership Equity Interest in the Partnership, (B) cash to be loaned, dividended, contributed and/or otherwise promptly applied for purposes not otherwise prohibited by this Agreement and (C) other assets used or held in connection with the performance of activities permitted to be conducted by the General Partner); or (iii) have any liabilities (other than those liabilities for which it is responsible under any Credit Document or the High Yield Documents to which it is a party, the GP Agreement, and any other Indebtedness permitted to be incurred by the General Partner pursuant to Section 7.02 and those liabilities of the Partnership described in Section 7.16(b)); provided however, the restrictions above shall not prohibit (or be construed to prohibit), the General Partner or its employees from conducting the activities contemplated to be conducted by the General Partner under the GP Agreement and the Partnership Agreement (each as in effect on the Closing Date or as amended in accordance with this Agreement), and other administrative, management or ordinary course “holding company” activities necessary or desirable in connection with the operation of the Permitted Business through the General Partner and the Borrowers (including, without limitation, intercompany management functions and the provision of umbrella insurance policies); and

(b) the Partnership will not itself: (i) engage in a Permitted Business; (ii) own any significant assets (other than (A) the Equity Interests in the Operating Company, (B) any Intercompany Loan permitted to be made by it pursuant to Section 7.02(b), whether or not evidenced by an Intercompany Note, (C) cash to be loaned, dividended, contributed and/or otherwise promptly applied for purposes not otherwise prohibited by this Agreement, and (D) other assets used or held in connection with the performance of activities permitted to be conducted by the Partnership); or (iii) have any liabilities (other than (x) those liabilities for which it is responsible under this Agreement, the Partnership Agreement, the Credit Documents or the High Yield Documents to which it is a party, any Intercompany Loan permitted to be incurred by it pursuant to Section 7.02(b) and any other Indebtedness permitted to be incurred by the Partnership pursuant to Section 7.02, (y) liabilities in respect of the Guarantee of leases and contracts of the Borrowers entered into the ordinary course of business or in connection with any Permitted Acquisition or any Disposition permitted under Section 7.05, and (z) liabilities in respect of the Guarantee of the Borrowers’ trusting obligations described in Section 6.19 (including Guarantees in favor of the applicable regulatory authorities to maintain the financial condition of the applicable Borrower(s)); provided however, the restrictions contained above shall not prohibit (or be construed to prohibit) the Partnership from conducting administrative and other ordinary course “holding company” activities necessary or desirable in connection with the operation of the Permitted Business through the Borrowers.

7.17 Trust Funds. Except in accordance with reasonable business practices and applicable Law, (a) withdraw or otherwise remove any monies or other assets (whether principal, interest or other earnings) from any Trust Account except for the purpose of providing the merchandise or services which are intended to be provided out of such Trust Account or (b) make any investments of Trust Funds or interest or other earnings thereon.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Credit Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations or Swing Line Loans, or (ii) pay within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five days after the same becomes due, any other amount payable hereunder or under any other Credit Document; or

(b) Specific Covenants. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11, 6.12, 6.18, 6.19 or Article VII;

(c) Other Defaults. Any Credit Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Credit Document on its part to be performed or observed and such failure continues unremedied for 30 days after notice thereof is provided to any Credit Party by the Administrative Agent or the Required Lenders;

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party herein, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;

(e) Cross-Default. (i) Any Credit Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), but subject to any applicable grace or cure period, in respect of any Indebtedness or Guarantee of Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee of Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, but subject to any applicable grace or cure period, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (it being understood that a default or other event or condition described in this clause (B) shall cease to constitute an Event of Default if and when the same has been cured or otherwise ceases to exist, in each case prior to the taking of any action by the Administrative Agent or the Required Lenders pursuant to Section 8.02); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Credit Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Credit Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Credit Party or such Subsidiary as a result thereof is greater than the Threshold Amount;

(f) Insolvency Proceedings, Etc. Any Credit Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding;

(g) Inability to Pay Debts; Attachment. (i) Any Credit Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy;

(h) Judgments. There is entered against any Credit Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrowers under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount;

(j) Invalidity of Credit Documents. Any provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party or any other Person contests in any manner the validity or enforceability of any provision of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any provision of any Credit Document, or purports to revoke, terminate or rescind any provision of any Credit Document;

(k) Change of Control. There occurs any Change of Control;

(l) Security Documents. Any Security Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(m) Subordination. (i) The subordination provisions of any documents evidencing or governing any subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) any Credit Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Credit Party, shall be subject to any of the Subordination Provisions.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C Obligations or Swing Line Loans (in an amount equal to the Minimum Collateral Amount with respect thereto); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Credit Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Credit Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations or the Swing Line Loans as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations or Swing Line Loans have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.14 and 2.15 be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, non-contingent and liquidated indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, non-contingent and liquidated indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel) to the respective Lenders and the L/C Issuer, to the extent set forth in any Credit Document, and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and amounts owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.14; and

Last, the balance, if any, after all of the Obligations (other than indemnification obligations which are solely contingent, if any) have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations (other than indemnification obligations which are solely contingent, if any), if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Credit Documents (in such capacity, the “Collateral Agent”), and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrowers, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any

Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders (or the retiring Administrative Agent) appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line

Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents, or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Credit Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

9.10 Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion (including, without limitation, in its capacity as Collateral Agent to take such actions),

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination or cash collateralization of all Letters of Credit, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Credit Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(d) to release each existing Mortgage evidencing a Lien on Cemetery Property located in Michigan.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security

Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Delivery of Security Documents by Collateral Agent. Each Secured Party hereby irrevocably authorizes the Administrative Agent to execute and deliver each of the Security Documents and to accept delivery of such of the Security Documents as may not require execution by the Administrative Agent. Each Secured Party hereby agrees that the rights and remedies given to the Administrative Agent under the Security Documents shall be exercised exclusively by the Administrative Agent, and that no Secured Party shall have any right individually to exercise any such right or remedy, except to the extent, if any, otherwise expressly provided herein or therein.

9.12 Exercise of Powers as Collateral Agent. Subject to the other provisions of this Agreement, the Administrative Agent shall take any action of the type specified in any Security Documents as being within the Administrative Agent’s rights, powers or discretion in accordance with directions from the Required Lenders (or, to the extent this Agreement or such Security Document specifically requires the consent or direction of some other Person or set of Persons, then instead in accordance with the directions of such other Person or set of Persons). In the absence of any such instructions, the Administrative Agent shall have the authority (but under no circumstances shall be obligated), in its sole discretion, to take such action, to the extent not inconsistent with directions by the Required Lenders, unless such Security Document specifically requires the consent or direction of the Required Lenders (or some other Person or set of Persons), in which case the Administrative Agent shall not take such action absent such direction or consent. Any action or inaction pursuant to such direction, discretion or consent shall be binding on all of the Secured Parties. The Administrative Agent shall not have any liability to any Person as a result of (a) the Administrative Agent acting or refraining from acting in accordance with the directions of the Required Lenders (or other applicable Person or set of Persons), (b) the Administrative Agent refraining from acting in the absence of instructions to act from the Required Lenders (or other applicable Person or set of Persons), whether or not the Administrative Agent has discretionary power to take such action, or (c) the Administrative Agent taking discretionary action it is authorized to take under this Section.

ARTICLE X

CONTINUING GUARANTY

10.01 Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrowers to the Secured Parties, arising hereunder and under the other Credit Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and, to the extent set forth in any Credit Document, all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and absent manifest error shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

10.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrowers; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) subject to Section 10.05, any right to proceed against any Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) subject to Section 10.05, any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. To the fullest extent permitted under applicable Law, each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.

10.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against such Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

10.05 Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations (other than indemnification obligations which are solely contingent, if any) and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to any Credit Party in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to reduce the amount of the Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any Credit Party is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

10.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of any Credit Party owing to such Guarantor whether now existing or hereafter arising, including but not limited to any obligation of any Credit Party to such Guarantor as subrogee of the Secured Parties or resulting from any other Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations; provided, however, that the Credit Parties may pay and Guarantors may accept payments to the extent not prohibited under this Agreement unless and until the Administrative Agent exercises its rights contained in the next sentence. If the Administrative Agent so requests following the occurrence and during the continuance of an Event of Default, any such obligation or indebtedness of any Borrower to any Credit Party shall be enforced and performance received by each Credit Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Obligations, but without reducing or affecting in any manner the liability of each Guarantor under this Guaranty.

10.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Administrative Agent.

10.09 Condition of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (and hereby waives any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.10 Acknowledgement of Joint and Several Liability. (a) Each Borrower (other than the Controlled Non-Profits) acknowledges that it is jointly and severally liable for all of the Obligations under the Credit Documents. Subject to Section 10.10(e), each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are all affiliated entities by common ownership, (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that the Lenders extend such a common credit facility on the terms herein provided, (iv) the Lenders will be lending against, and relying on a lien upon, all of the Borrowers’ assets even though the proceeds of any particular Loan made hereunder may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the making of all such loans by each Lender and the availability of a single credit facility of a size greater than each could independently warrant, (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Credit Documents shall be applicable to and shall be binding upon each Borrower, and (vii) the Borrowers have each executed the Notes as co-makers of the Notes and that it would not be able to obtain the credit provided by the Lenders hereunder without the financial support provided by the other Borrowers.

(b) Each Borrower (other than the Controlled Non-Profits) is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Credit Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Borrowings or other Credit Extensions made to or for another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then such Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable

Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under Section 10.10 shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of Section 10.10 shall, to the extent inconsistent with any provision in any Credit Document, supersede such inconsistent provision.

(c) If (i) any court holds that Borrowers are guarantors and not jointly and severally liable or (ii) bankruptcy or reorganization proceedings at any time are instituted by or against any Borrower under any Debtor Relief Law, each Borrower hereby: (A) until indefeasible payment in full in cash of the Obligations, expressly and irrevocably subordinates, to the fullest extent possible, on behalf of such Borrower, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any Person, and which such Borrower may have or hereafter acquire against any Person in connection with or as a result of such Borrower’s execution, delivery and/or performance of this Agreement, or any other documents to which such Borrower is a party or otherwise; (B) expressly and irrevocably subordinates any “claim” (as such term is defined in the Bankruptcy Code) of any kind against any other Borrower, and further subordinates any such rights against any Person (including any surety), either directly or as an attempted set off to any action commenced against such Borrower by Administrative Agent or a Lender or any other Person; and (C) acknowledges and agrees (I) that this subordination is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Agreement, and (II) that Administrative Agent and Lenders and their successors and permitted assigns are intended beneficiaries of this subordination, and agreements set forth in this Section 10.10 and their rights under this Section 10.10 shall survive payment in full of the Obligations.

(d) This Agreement shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to each Borrower until all Obligations shall have been indefeasibly fully paid. No compromise, settlement, release or discharge of, or indulgence with respect to, or failure, neglect or omission to enforce or exercise any right against, any one or Borrowers shall release or discharge the other Borrowers.

(e) Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, each Controlled Non-Profit shall be liable only for that portion of the Obligations evidenced by (i) any Loan or other extension of credit made to, or for the benefit of, such entity hereunder or under any other Credit Document, (ii) any loan, advance or other distribution to such entity of proceeds of any Loan or other extension of credit made to any other Borrower hereunder, and (iii) its proportionate share of all Loans and other extensions of credit made hereunder to fund any administrative and other management related fees, costs and expenses of the General Partner, the Partnership, the Operating Company or any Borrower providing services to such Controlled Non-Profit pursuant to a Cemetery Management Agreement; and the Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the obligations described above.

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by any Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Credit Parties, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension without the written consent of the Required Lenders;

(c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d) postpone any date fixed by this Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Credit Document without the written consent of each Lender entitled to such payment;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(g) change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender, except to the extent such release is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

(i) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(j) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Credit Document that requires the consent of (a) each Lender or (b) Required Lenders, and that has been approved by the Required Lenders, the Borrowers shall have the right, within sixty (60) days of the receipt of approval by such Required Lenders, and upon five (5) Business Days’ prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to (A) replace any such non-consenting Lender in accordance with Section 11.13 or (B) repay all Loans of any such non-consenting Lender (including all amounts, if any, owing pursuant to Article III), together with accrued and unpaid interest, fees and all other amounts, if any, then owing to any such non-consenting Lender, so long as (1) the related Commitment(s) of such non-consenting Lender are terminated concurrently with the repayment of such Loans and (2) such Lender’s pro rata share of any L/C Obligations or Swing Line Loans are Cash Collateralized (at which time Schedule 2.01 shall be deemed modified to reflect the changed Commitments); provided that, to the extent applicable, such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Credit Party, the Administrative Agent, the Collateral Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notice delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non public information relating to the Credit Parties).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrowers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Credit Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.

(d) Change of Address, Etc. Each Credit Party, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Credit Party or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Credit Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Credit Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent (including in its capacity as Collateral Agent) in accordance with Section 8.02 for the benefit of all the Secured Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent) hereunder and under the other Credit Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Credit Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any of their Subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Credit Party or any of such Borrower’s or such Credit Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the L/C Issuer or any Lender, or the

Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower or other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the L/C Issuer and the Swing Line Lender shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Partnership or any of its Affiliates or Subsidiaries, or (B) to any

Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at any Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrowers or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. For purposes of this Section, “Information” means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary, provided that, in the case of information received from the Borrowers or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of any Borrower or any other Credit Party now or hereafter existing under this Agreement or any other Credit Document to such

Lender, the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender, the L/C Issuer or Affiliate different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the fullest extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by electronic means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance under Section 11.01 or elsewhere herein that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT, AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA SITTING IN PHILADELPHIA COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE EASTERN DISTRICT OF PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY BORROWER OR ANY OTHER CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER AND EACH OTHER CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrowers and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger, and the Lenders are arm’s-length commercial transactions between the Borrowers, each other Credit Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger, and the Lenders, on the other hand, (B) each of the Borrowers and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrowers, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Credit Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrowers, any other Credit Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and each other Credit Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formation on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Pennsylvania Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the Act. Each Credit Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19 Effect on Existing Credit Agreement. Notwithstanding that this Agreement is amending and restating the Existing Credit Agreement as of the Closing Date, nothing contained herein shall be deemed to cause a novation of any transfers, conveyances or transactions which were effected under the Existing Credit Agreement, the Prior Credit Agreement or the Original Credit Agreement, or of any Obligations, including, without limitation, the Indebtedness evidenced by the promissory notes issued pursuant thereto and the security interests granted pursuant to the security documents delivered in connection therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Credit Agreement to be duly executed as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Partnership:

STONEMOR PARTNERS L.P.
By:	STONEMOR GP LLC its General Partner

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Operating Company:

STONEMOR OPERATING LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

S-1	Third Amended and Restated Credit Agreement Credit Parties Signature Page

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Chapel Hill Associates, Inc.

Chapel Hill Funeral Home, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Forest Lawn Gardens, Inc.Forest Lawn Memorial Chapel, Inc.

Forest Lawn Memory Gardens, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

Kingwood Memorial Park Association

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

S-2	Third Amended and Restated Credit Agreement Additional Credit Parties Signature Page

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

Prince George Cemetery Corporation

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

SCI Puerto Rico Funeral And Cemetery Services, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

S-3	Third Amended and Restated Credit Agreement Additional Credit Parties Signature Page

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Plymouth Warehouse Facilities LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

S-4	Third Amended and Restated Credit Agreement Additional Credit Parties Signature Page

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoeMor Mississippi LLC

StoneMor Mississippi Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oklahoma LLC

StoneMor Oklahoma Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

S-5	Third Amended and Restated Credit Agreement Additional Credit Parties Signature Page

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

S-6	Third Amended and Restated Credit Agreement Additional Credit Parties Signature Page

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Fani Davidson
Name:	Fani Davidson
Title:	Assistant Vice President

S-7	Third Amended and Restated Credit Agreement Administrative Agent Signature Page

BANK OF AMERICA, N.A., as a Lender,
L/C Issuer and Swing Line Lender

By:	/s/ Henry F. Bullitt
Name:	Henry F. Bullitt
Title:	Senior Vice President

S-8	Third Amended and Restated Credit Agreement Lender Signature Page

TD BANK, N.A.

By:	/s/ Peter L. Davis
Name:	Peter L. Davis
Title:	SVP

S-9	Third Amended and Restated Credit Agreement Lender Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Allison Sardo
Name:	Allison Sardo
Title:	Senior Vice President

S-10	Third Amended and Restated Credit Agreement Lender Signature Page

FIRST NIAGARA BANK, N.A.

By:	/s/ Henry G. Kush, Jr.
Name:	Henry G. Kush, Jr.
Title:	Vice President

S-11	Third Amended and Restated Credit Agreement Lender Signature Page

SUN NATIONAL BANK

By:	/s/ Michael Coulter
Name:	Michael Coulter
Title:	Senior Vice President

S-12	Third Amended and Restated Credit Agreement Lender Signature Page

TRISTATE CAPITAL BANK

By:	/s/ Kent Nelson
Name:	Kent Nelson
Title:	SVP

S-13	Third Amended and Restated Credit Agreement Lender Signature Page

FOX CHASE BANK

By:	/s/ Paul A. Pyfer
Name:	Paul A. Pyfer
Title:	SVP

S-14	Third Amended and Restated Credit Agreement Lender Signature Page

RAYMOND JAMES BANK, FSB

By:	/s/ Garrett McKinnon
Name:	Garrett McKinnon
Title:	Senior Vice President

S-15	Third Amended and Restated Credit Agreement Lender Signature Page

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:             ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated January [    ], 2012, as amended (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”) among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the subsidiaries of the Operating Company, StoneMor GP LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited liability partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐ A Borrowing of Revolving Credit Loans

☐ A conversion or continuation of Revolving Credit Loans

1. On                                (a Business Day).

2. In the amount of $            .

3. Comprised of

[Type of Loan requested]

4. For Eurodollar Rate Loans: with an Interest Period of    months.

A-1

Form of Committed Loan Notice

The Operating Company hereby represents and warrants that the conditions specified in Section 4.02 shall be satisfied on and as of the date of the above requested Credit Extension.

STONEMOR OPERATING LLC

By:
Name:
Title:

A-2

Form of Committed Loan Notice

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated January [    ], 2012, as amended (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the subsidiaries of the Operating Company, StoneMor GP LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited liability partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

The Operating Company hereby represents and warrants that the conditions specified in Section 4.02 shall be satisfied on and as of the date of the above requested Credit Extension.

STONEMOR OPERATING LLC

By:
Name:
Title:

B-1

Form of Swing Line Loan Notice

EXHIBIT C

FORM OF REVOLVING CREDIT NOTE

U.S. $	Philadelphia, Pennsylvania
, 20

FOR VALUE RECEIVED, each of undersigned borrowers (individually a “Borrower”, and collectively the “Borrowers”), hereby promises to pay to [                    ] or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds on the Maturity Date, the principal sum of                     U.S. DOLLARS ($            ) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender pursuant to the Credit Agreement (as defined below), payable at such times and in such amounts as are specified in the Credit Agreement.

Each Borrower promises also to pay interest on the unpaid principal amount of each Revolving Credit Loan made by the Lender in like money from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Revolving Credit Notes referred to in the Third Amended and Restated Credit Agreement, dated January [    ], 2012, as amended (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually a “Borrower” and collectively, the “Borrowers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Partnership”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and is entitled to the benefits of the Credit Agreement and of the other Credit Documents and may be prepaid in whole or in part subject to the terms and conditions provided therein. Terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement. This Note is secured by the Security Documents and is entitled to the benefits of the Collateral. As provided in the Credit Agreement, this Note is subject to voluntary and mandatory repayment prior to the Maturity Date, in whole or in part, and Revolving Credit Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. All obligations of the Borrowers hereunder (other than the Controlled Non-Profits) shall be joint and several.

Form of Revolving Credit Note

Each Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE COMMONWEALTH; PROVIDED THAT THE LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

THE BORROWERS AND THE LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OF CAUSE OF ACTION ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Notwithstanding anything to the contrary contained in this Note or the other Credit Documents, each Controlled Non-Profit shall be liable only for that portion of the Obligations evidenced by (i) any Loan or other extension of credit made to, or for the benefit of, such entity under any other Credit Documents, (ii) any loan, advance or other distribution to such entity of proceeds of any Loan or other extension of credit made to other Borrower hereunder, and (iii) its proportionate share of all Loans and other extensions of credit made hereunder to fund any administrative or other management related fees, costs and expenses of the General Partner, the Partnership, the Operating Company or any Borrower providing such services to such Controlled Non-Profits pursuant to a Cemetery Management Agreement; and the Collateral of such Controlled Non-Profit shall only secure, or be utilized to repay, such portion of the Obligations described above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Form of Revolving Credit Note

IN WITNESS WHEREOF, and intending to be legally bound hereby, each Borrower has caused this Revolving Credit Note to be executed by its duly authorized officer as of the day and year first written above.

STONEMOR GP LLC

By:
Paul Waimberg, Vice President

STONEMOR PARTNERS L.P.

	By:	STONEMOR GP LLC
its General Partner

By:
Paul Waimberg, Vice President

STONEMOR OPERATING LLC

By:
Paul Waimberg, Vice President

Form of Revolving Credit Note

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Chapel Hill Associates, Inc.

Chapel Hill Funeral Home, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Forest Lawn Gardens, Inc. Forest Lawn Memorial Chapel, Inc.

Forest Lawn Memory Gardens, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

Kingwood Memorial Park Association

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Form of Revolving Credit Note

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

Prince George Cemetery Corporation

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

SCI Puerto Rico Funeral and Cemetery Services, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Form of Revolving Credit Note

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Plymouth Warehouse Facilities LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Form of Revolving Credit Note

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Mississippi LLC

StoneMor Mississippi Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oklahoma LLC

StoneMor Oklahoma Subsidiary LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Form of Revolving Credit Note

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Form of Revolving Credit Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated January [    ], 2012, as amended (as amended, modified or otherwise supplemented from time to time, the “Agreement”), the terms defined therein being used herein as therein defined), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually a “Borrower” and collectively, the “Borrowers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Partnership”, together with the General Partner and the Borrowers, each a “Credit Party” and collectively, the “Credit Parties”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Unless otherwise indicated, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                     of the General Partner, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Credit Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Credit Parties have delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Credit Parties ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Credit Parties have delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Credit Parties ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Partnership and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Credit Parties during the accounting period covered by such financial statements.

Form of Compliance Certificate

3. The review described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the fiscal period covered by the financial statements described in paragraph 1 above[, except as set forth below].

4. The representations and warranties of the Credit Parties contained in Article V of the Agreement and all representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Credit Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate for the fiscal period covered thereby.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,          .

STONEMOR GP LLC

By:

Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended             , 201     (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I	Section 7.11(a) – Minimum EBITDA.

	A.	Consolidated EBITDA for Measurement Period ending on above date (the “Subject Period”):		$

		1.	Consolidated Net Income of the Partnership and its Subsidiaries for Subject Period:	$

		2.	Consolidated interest expense of the Partnership and its Subsidiaries for Subject Period:	$

		3.	Provision for income taxes for Subject Period:	$

		4.	Depreciation and amortization expenses for Subject Period:	$

		5.	Non-cash cost for Cemetery Property and real property sold for Subject Period:	$

		6.	Any extraordinary losses for Subject Period:	$

		7.	Losses from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for Subject Period:	$

		8.	Other non-cash items (including, without limitation, one-time charges associated with “cheap stock” compensation expense) for the Subject Period:	$

		9.	Reasonable fees, costs and expenses, without duplication, incurred in connection with (i) the Eighth Amendment to the Prior Credit Agreement and Refinancing Issuance (as defined therein), (ii) the Senior Note Refinancing (as defined in the Prior Credit Agreement), (iii) the Existing Credit Agreement; (iv) the Agreement and the other Credit Documents, including any future amendment, restatement, supplement or other modification of the Agreement or any of the other Credit Documents and (v) to the extent permitted under the Credit Agreement, the issuance of Equity Interests and debt securities by the Partnership (it being agreed that the addback described above shall be permitted with respect to each amendment or other transaction described above irrespective of whether such amendment or transaction is actually consummated):	$

Form of Compliance Certificate

		10.	Any extraordinary gains for the Subject Period:	$

		11.	Gains from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for the Subject Period:	$

		12.	The amount of non-cash gains (other than as a result of deferral of purchase price with respect to notes or installment sale contracts received in connection with the sales of Cemetery Property) for the Subject Period:	$

		13.	Other non-cash gains for the Subject Period:	$

		14.	Balance Sheet Adjustments	$

		15.	Pro Forma Basis Adjustments	$

		16.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 - 10 – 11 – 12 – 13 +/- 14 +/- 15):	$

	B.	$53,489,000		$

	C.	80% of Permitted Acquisition Step-Up		$

	D.	Minimum required: (Line I.B + I.C)		$

	E.	Excess (deficient) for covenant compliance (Line I.A.16 – I.D):		$

II	Section 7.11(b) – Minimum Consolidated Debt Service Coverage Ratio.

	A.	Consolidated EBITDA for Subject Period (Line I.A.16 above):		$

	B.	Consolidated Debt Service for Subject Period:

		1.	Aggregate principal amount of all regularly scheduled principal payments of Consolidated Funded Indebtedness for such period (but excluding any prepayments)	$

		2.	Consolidated Interest Charges with respect to Consolidated Funded Indebtedness for such period.	$

		3.	Pro Forma Basis Adjustments	$

Form of Compliance Certificate

		4	Amounts relating to Consolidated Funded Indebtedness retired during such period with the proceeds of any sale or issuance by the Partnership of its Equity Interests permitted under the Credit Agreement	$

		5.	Consolidated Debt Service (Line II.B.1 + II.B.2 +/-II.B.3 -II.B.4) :	$

	D.	Consolidated Debt Service Coverage Ratio (Line II.A ÷ II.B.5):		to 1.0

			Minimum required:	2.50 to 1.0

III	Section 7.11(c) - Consolidated Leverage Ratio

	A.	Consolidated Funded Indebtedness for Subject Period:		$

	B.	Consolidated EBITDA for Subject Period (Line I.A.16 above):		$

	C.	Consolidated Leverage Ratio for Subject Period (Line III.A ÷ III.B):		to 1.0

			Maximum permitted:	3.65 to 1.0

IV	Section 7.11(d) – Maximum Maintenance Capital Expenditures

	A.	Capital Expenditures of the Partnership and any of its Subsidiaries for Subject Period:		$

	B.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with improvements which enhance (as opposed to maintain) the value of property for Subject Period:		$

	C.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with the purchase or construction of mausoleums for Subject Period:		$

	D.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with Permitted Acquisitions for Subject Period:		$

	E.	Maintenance Capital Expenditures for Subject Period (Line IV.A – (IV.B + C + D):		$

Form of Compliance Certificate

Maximum permitted:	2011 - $4,600,000 2012 - $6,700,000 2013 - $7,300,000 2014, thereafter - $8,000,000

Form of Compliance Certificate

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]1 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[1]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[2]	Select as appropriate.
[3]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), and each of the Subsidiaries of the Operating Company

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: The Third Amended and Restated Credit Agreement, dated January [ ], 2012, as amended (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrowers, StoneMor GP LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited liability partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

6.	Assigned Interest:

Assignor[s][4]	Assignee[s][5]	Facility Assigned[6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment /Loans Assigned	Percentage Assigned of Commitment/ Loans[8]		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

[7.	Trade Date: ][9]

Effective Date:             , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[4]	List each Assignor, as appropriate.
[5]	List each Assignee, as appropriate.
[6]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment” or “Acquisition Commitment”).

[7]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

Consented to:

STONEMOR OPERATING LLC

By:
Title:

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Form of Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania.

Form of Assignment and Assumption

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Bank of America
Merrill Lynch

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

1. Borrower or Deal Name Stonemor Operating LLC

E-mail this document with your commitment letter to: ______

E-mail address of recipient: ______

2. Legal Name of Lender of Record for Signature Page: ______

Markit Entity Identifier (MEI) # ______

Fund Manager Name (if applicable) ______

Legal Address from Tax Document of Lender of Record:

Country ______

Address ______

City ______ State/Province ______ Country ______

3. Domestic Funding Address:

Street Address ______

Suite/ Mail Code ______

City ______ State ______

Postal Code ______ Country ______

4. Eurodollar Funding Address:

Street Address ______

Suite/ Mail Code ______

City ______ State ______

Postal Code ______ Country ______

5. Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution's compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:

First Name ______
Middle Name ______
Last Name ______
Title ______
Street Address ______
Suite/Mail Code ______
City ______
State ______
Postal Code ______
Country ______
Office Telephone # ______
Office Facsimile # ______
Work E-Mail Address ______
IntraLinks/SyndTrak
E-Mail Address ______

Secondary Credit Contact:

First Name ______
Middle Name ______
Last Name ______
Title ______
Street Address ______
Suite/Mail Code ______
City ______
State ______
Postal Code ______
Country ______
Office Telephone # ______
Office Facsimile # ______
Work E-Mail Address ______
IntraLinks/SyndTrak
E-Mail Address ______

1 | 05.2011

E-2-1

Form of Administrative Questionnaire

Bank of America Merrill Lynch

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

Primary Operations Contact:

First ____________ MI _ Last ________________
Title ______________________________________
Street Address ______________________________
Suite/ Mail Code _____________________________
City ____________________ State ________
Postal Code ________________ Country ______
Telephone __________ Facsimile ___________
E-Mail Address ______________________________
IntraLinks/SyndTrak E-Mail
Address ____________________________________

Secondary Operations Contact:

First ____________ MI _ Last ________________
Title ______________________________________
Street Address ______________________________
Suite/ Mail Code _____________________________
City ____________________ State ________
Postal Code ________________ Country ______
Telephone __________ Facsimile ___________
E-Mail Address ______________________________
IntraLinks/SyndTrak E-Mail
Address ____________________________________

Does Secondary Operations Contact need copy of notices? ☐ YES ☐ NO

Letter of Credit Contact:

First ____________ MI _ Last ________________
Title ______________________________________
Street Address ______________________________
Suite/ Mail Code _____________________________
City ____________________ State ________
Postal Code ________________ Country ______
Telephone __________ Facsimile ___________
E-Mail Address ______________________________

Draft Documentation Contact or Legal Counsel:

First ____________ MI _ Last ________________
Title ______________________________________
Street Address ______________________________
Suite/ Mail Code _____________________________
City ____________________ State ________
Postal Code ________________ Country ______
Telephone __________ Facsimile ___________
E-Mail Address ______________________________

6. Lender's Fed Wire Payment Instructions:

Pay to:

Bank Name ___________________________________
ABA # _______________________________________
City ____________________ State ______________
Account # ___________________________________
Account Name ________________________________
Attention ___________________________________

7. Lender's Standby Letter of Credit, Commercial Letter of Credit, and Bankers' Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

Bank Name ___________________________________
ABA # _______________________________________
City ____________________ State ______________
Account # ___________________________________
Account Name ________________________________
Attention ___________________________________

Can the Lender's Fed Wire Payment Instructions in Section 6 be used? ☐ YES ☐ NO

2 | 05.2011

E-2-2

Bank of America Merrill Lynch

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

8. Lender's Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN): __ __ - __ __ __ __ __ __ __

Tax Withholding Form Delivered to Bank of America (check applicable one):

☐ W-9 ☐ W-8BEN ☐ W-8ECI ☐ W-8EXP ☐ W-8IMY

Tax Contact:

First ____________ MI _ Last ____________

Title ______________________________

Street Address ____________________________

Suite/ Mail Code ____________________________

City ____________________ State _________

Postal Code ________________ Country ________

Telephone __________ Facsimile __________

E-Mail Address ____________________________

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. **An original tax form must be submitted.**

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. **Original tax form(s) must be submitted.**

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). **Please be advised that we require an original form W-9.**

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

3 | 05.2011

E-2-3

Bank of America Merrill Lynch

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

9. Bank of America's Payment Instructions:

Pay to: Bank of America, N.A.
ABA # XXXXX
New York, NY
Account # XXXXX
Attn: XXXXX
Ref: STONEMOR OPERATING LLC

4 05.2011

E-2-4

EXHIBIT F

FORM OF MORTGAGE

AMENDED AND RESTATED

OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF

RENTS AND LEASES AND FIXTURE FILING (PENNSYLVANIA)

THIS IS AN OPEN-END MORTGAGE SECURING FUTURE ADVANCES

Original Open-End Mortgage, Security Agreement And Assignment Of Rents And Leases And Fixture Filing (Pennsylvania) having an effective date of                     and recorded in the Office of the Recorder of                     County, Pennsylvania (the “Recorder’s Office”) in Mortgage Book             , Page             [at Instrument No.                     ], as amended by those certain mortgage modifications dated             and recorded in the Recorder’s Office in Mortgage Book         , Page         [at Instrument No.             ] (collectively, the “Existing Mortgage”)

Dated as of             , 2012, effective             , 2012

by and from

                    ,

a                     corporation

as Mortgagor

to

BANK OF AMERICA, N.A., as COLLATERAL AGENT,

having an address at

4 Penn Center

PA7-188-11-01

1600 J.F.K. Boulevard

Philadelphia, PA 19103,

Attention: Kenneth G. Wood

as Mortgagee

This instrument prepared by

and after recording, return to:

Reed Smith LLP

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Steven M. Regan, Esq.

                Cemetery,                      County, PA

Form of Mortgage

AMENDED AND RESTATED

OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF

RENTS AND LEASES AND FIXTURE FILING (PENNSYLVANIA)

THIS AMENDED AND RESTATED OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (PENNSYLVANIA) (this “Mortgage”) is dated             , 2012, effective             , 2012 by and from                     , a                     corporation (“Mortgagor”), whose address is c/o Stonemor Operating LLC, 311 Veterans Highway, Suite B, Levittown, Pennsylvania 19056, to BANK OF AMERICA, N. A., a national association, as Collateral Agent (in such capacity, “Collateral Agent”) for the Secured Parties (defined below) and all successor Collateral Agents and assigns (Collateral Agent and all successor Collateral Agents, and assigns, “Mortgagee”), having an address at 4 Penn Center, PA7-188-11-01, 1600 J.F.K. Boulevard, Philadelphia, Pennsylvania 19103.

RECITALS

A. StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), is the general partner of StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), which in turn is the sole owner of StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”; the subsidiaries of the Operating Company party to the Credit Agreement (as defined below), together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers”). The General Partner, the Partnership, the Operating Company and the other Borrowers own, manage and/or operate a group of cemeteries and funeral homes in the United States. Mortgagor is a subsidiary of the Operating Company, a Borrower, and the record owner of the Land (as hereinafter defined) described on Exhibit A attached hereto and made a part hereof.

B. The General Partner, the Partnership, the Operating Company and the Borrowers (each a “Credit Party”, and collectively, the “Credit Parties”), various financial institutions from time to time party thereto (the “Lenders”), and BANK OF AMERICA, N.A., in its capacity as Collateral Agent and as Swing Line Lender and the L/C Issuer, together with the Lenders, the “Lender Creditors”), have entered into a Third Amended and Restated Credit Agreement, dated January [    ], 2012, providing for the making of revolving credit loans (“Revolving Credit Loans”), swing line loans (“Swing Line Loans”) and the issuance of, and participation in, standby letters of credit (“Letters of Credit”) for the account of the Borrowers as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as it may be amended, restated, modified, extended, renewed, replaced, supplemented, restructured and/or refinanced from time to time).

C. The Borrowers may at any time and from time to time enter into one or more Secured Hedge Agreements with any Hedge Bank or one or more Secured Cash Management Agreements with any Cash Management Bank, and, together with the Credit Agreement and the other Credit Documents, the “Secured Obligation Agreements”) (the Collateral Agent, the Lender Creditors, the Hedge Banks, Cash Management Banks and each co-agent or sub-agent appointed by the Collateral Agent are herein called, the “Secured Parties”).

D. Pursuant to the Credit Agreement, the General Partner and the Partnership (and each Borrower as to each other Borrower’s Secured Obligations), have unconditionally guaranteed the Secured Obligations (the guaranty of each such Credit Party is referred to herein as such Credit Party’s “Credit Party Guaranty”).

E. Mortgagor executed and delivered to Mortgagee the Existing Mortgage (as defined below) as a condition precedent to (a) the making of Revolving Credit Loans and Swing Line Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the Borrowers under the Existing Credit Agreement, and (b) one or more Lenders or any affiliate thereof (each such Lender, affiliate or financial institution, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's, affiliate's or other financial institutions' successors and assigns, if any) entering into one or more swap contracts. It is a condition precedent to (x) amending and/or restating the Revolving Credit Loan and Swing Line Loans pursuant to the Credit Agreement, (y) the continued making of Revolving Credit Loans and Swing Line Loans to the Borrowers and the continued issuance of, and participation in, Letters of Credit for the account of the Borrowers under the Credit Agreement, and (z) the Secured Parties entering into Secured Hedge Agreements and/or Secured Cash Management Agreements, that Mortgagor shall have executed and delivered to Mortgagee this Mortgage, which amends and restates the Existing Mortgage.

F. The Mortgagor, as a Subsidiary of the Operating Company and a Borrower, will obtain benefits from the incurrence of Revolving Credit Loans and Swing Line Loans by, and the issuance of Letters of Credit for the account of, the Borrowers under the Credit Agreement, and the entering into and maintaining of Secured Hedge Agreements and Secured Cash Management Agreements, and, accordingly, the Mortgagor desires to execute this Mortgage to satisfy the condition precedent described in the preceding paragraph.

ARTICLE 1

DEFINITIONS; AMOUNT SECURED

Section 1.1 Definitions. Unless otherwise defined herein, all capitalized terms used herein and defined in the Security Agreement, the Credit Agreement or the UCC (each as defined herein) shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa. The following capitalized terms used herein shall have the definitions specified below:

(a) “Mortgaged Property” means all of Mortgagor's right, title and interest in and to all of the following described property:

(1) the real property more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater or additional estate therein as hereafter may be acquired by Mortgagor (collectively, the “Land”);

(2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (collectively, the “Improvements”);

(3) all estates, rights, tenements, hereditaments, privileges, easements and appurtenances of any kind benefiting the Property; all means of access to and from the Property, whether public or private; all water, oil, gas and mineral rights; all rights of Mortgagor under any covenants applicable to the Property; all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, opened or proposed, adjoining the Land, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Land, and all other claims or demands of Mortgagor, either at law or in equity, in possession or expectancy of, in or to the Property (collectively the “Appurtenant Rights”). Mortgagor's right, title and interest in and to each distinct parcel or sets of parcels of Land together with the Improvements located thereon and the Appurtenant Rights thereto is herein called a “Property,” and all such properties are herein collectively called the “Properties”);

(4) all Goods including, without limitation, Fixtures, Equipment, Inventory and Accessions delivered on site to any Property during the course of or in connection with the construction, reconstruction or remodeling of, any Property from time to time during the term hereof and all Chattel Paper (including all Tangible Chattel Paper and all Electronic Chattel Paper) with respect to such Goods;

(5) all Goods, including, without limitation, Fixtures, Equipment, Inventory and Accessions attached to, situate or installed in or upon, or used in the use, operation or maintenance of the Property or the business conducted by Mortgagor thereon, now owned or hereafter acquired by Mortgagor and all Chattel Paper (including all Tangible Chattel Paper and all Electronic Chattel Paper) with respect to such Goods;

(6) all As-Extracted Collateral and Timber-to-be-Cut;

(7) all Patents, Copyrights and Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of Mortgagor symbolized by the Marks;

(8) all Documents, Instruments, Investment Property, Commercial Tort Claims and Letter-of-Credit Rights (whether or not such letter of credit is evidenced by a writing);

(9) all Permits for the use, occupancy or operation of the Property;

(10) all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by the Mortgagor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in respect to any of the foregoing with respect to the Mortgaged Property and all reserves, escrows or impounds required under the Secured Obligation Agreements;

(11) all leases (including oil and gas leases), licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of any Property, together with all related security and other deposits, bonuses or royalties (collectively, the “Leases”);

(12) all of the rents, revenues, royalties, bonuses, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying all or any part of any Property (collectively, the “Rents”);

(13) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of all or any part of any Property (collectively, the “Property Agreements”);

(14) each and every Receivable, all General Intangibles, all Contracts, together with all Contract Rights arising thereunder, relating to the use, construction, repair, occupancy, leasing, sale or operation of all or any part of any Property;

(15) all property tax refunds (the “Tax Refunds”);

(16) all insurance policies and all payments, proceeds, settlements or other compensation heretofore or hereafter made, including any interest thereon, and the right to receive the same, from any and all insurance policies covering all or any part of any Property or any of the Mortgaged Property described above (the “Insurance”);

(17) all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation hereafter to be made by any governmental authority pertaining to any Land, Improvements, Fixtures or other Mortgaged Property described above (the “Condemnation Awards”);

(18) all books and records evidencing or relating to the foregoing including, without limitation, billing records of every kind and description, customer, client and vendor lists, all writings, plans, specifications and schematics, all engineering drawings, goodwill, licenses, all recorded data of any kind or nature, regardless of the medium of recording, all data storage and processing media, all Software and related material including, without limitation, all Software licensing rights (and all intellectual property rights therein and all other proprietary information of Mortgagor including, without limitation, Domain Names and Trade Secret Rights), computer tapes, cards, disks and printouts and including any of the foregoing which are in the possession of any affiliate of Mortgagor or property manager;

(19) all Supporting Obligations; and

(20) all Proceeds and products of any and all of the foregoing described property.

Notwithstanding anything to the contrary herein, no part of the Mortgaged Property shall include any items which would at such time constitute Excluded Collateral (as defined in the Security Agreement).

(b) “Permitted Encumbrances” means (i) those liens, encumbrances and other matters affecting title to the Mortgaged Property and found reasonably acceptable by the Collateral Agent, (ii) as to the Mortgaged Property at any time, such easements, encroachments, covenants, conditions, restrictions, rights of way, minor defects, irregularities or encumbrances on title which could not reasonably be expected to materially impair the Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the premises, (iv) general real estate taxes and assessments not yet due and payable, (v) to the extent applicable to personal property constituting part of the Mortgaged Property, Permitted Liens, and (vi) such other similar items as the Collateral Agent may consent to (such consent not to be unreasonably withheld).

(c) “Secured Obligations” means: (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Credit Party at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of each Borrower owing to any Secured Party, now existing or hereafter incurred under, arising out of or in connection with any Credit Document, Secured Cash Management Agreement or Secured Hedge Agreement (including, in the case of each Borrower that is a Guarantor, any such obligations, liabilities and indebtedness of such Borrower as a Guarantor), and the due performance and compliance by each Borrower with the terms, conditions and agreements of each such Credit Document; (b) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Borrower referred to in clauses (a) or (b), the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; (d) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 7.1 of this Mortgage or Section 9.1 of the Security Agreement; and (e) all obligations and amounts owing to any Secured Party or any of its affiliates pursuant to any of the Secured Obligation Agreements in its capacity as such. It is acknowledged and agreed that the “Secured Obligations” shall include extensions of credit of the types described above, whether outstanding on the date hereof or extended from time to time after the date of this Mortgage.

(d) “Security Agreement” means that certain Amended and Restated Security Agreement dated the Effective Date among the Credit Parties, as debtors, and the Collateral Agent, as secured party, delivered pursuant to each of the Secured Obligation Agreements, as amended, modified, restated and/or supplemented from time to time in accordance with the terms thereof.

(e) “UCC” means the Uniform Commercial Code of the jurisdiction in which the Mortgaged Property is located.

THIS MORTGAGE SECURES ALL EXISTING AND FUTURE ADVANCES OF THE SECURED OBLIGATIONS UNDER THE CREDIT AGREEMENT AND ALL ACCRUED INTEREST AND OTHER INDEBTEDNESS AS DESCRIBED IN 42 PA. C.S.A. §8143 (the “Act”) UP TO A MAXIMUM PRINCIPAL AMOUNT OF         DOLLARS ($        ) UNTIL ALL OF THE SECURED OBLIGATIONS ARE PAID IN FULL, ALL OF WHICH SHALL BE ENTITLED TO THE LIEN PRIORITY AND BENEFITS OF AN OPEN-END MORTGAGE UNDER THE ACT.

ARTICLE 2

GRANT

Section 2.1 Grant. To secure the full and timely payment and performance of the Secured Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS to Mortgagee, the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and, subject to the Permitted Encumbrances, Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances and this Mortgage. This Mortgage creates a valid, enforceable first priority lien and security interest against the Mortgaged Property, subject only to the Permitted Encumbrances.

Section 3.2 First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Secured Obligation Agreements, subject only to the Permitted Encumbrances. If any lien or security interest (other than the Permitted Encumbrances or this Mortgage) is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause such lien to be released.

Section 3.3 Payment and Performance. Mortgagor shall pay in full and perform the Secured Obligations as and when due and/or required to be performed.

Section 3.4 Replacement of Fixtures. Mortgagor shall not, without the prior written consent of Mortgagee or as otherwise permitted by the Secured Obligation Agreements, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and, if necessary in Mortgagor's opinion, using reasonable business judgment, is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Secured Obligation Agreements, and free and clear of any other lien or security interest except Permitted Encumbrances or as may be first approved in writing by Mortgagee.

Section 3.5 Inspection. (a) Mortgagor shall, in accordance with the Secured Obligation Agreements, permit Mortgagee and its respective agents, representatives and employees to visit and inspect the Mortgaged Property, including all financial and accounting records of Mortgagor located thereon, and to make copies and take extracts therefrom, all upon reasonable advance notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

(b) At the written request of Mortgagee, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Partnership and the Operating Company will provide, at their sole cost and expense, a Phase I environmental site assessment report (and any additional reports required thereby) concerning the Property or any other property now or hereafter owned or operated by Mortgagor, prepared by an environmental consulting firm approved by Mortgagee and estimating the range of the potential costs of any removal, remedial or other corrective action in connection with any such matter; provided that in no event shall such request be made unless a Default or Event of Default has occurred and is continuing. If Mortgagor fails to provide the same within 60 days after such request was made, the Mortgagee may order the same, and the Mortgagor shall grants and hereby does grant, to Mortgagee and the Secured Parties and their agents access to the Property and specifically grant Mortgagee and the Secured Parties and their agents an irrevocable non-exclusive license, subject to the right of tenants, to undertake such an assessment, all at the expense of the Mortgagor and the other Credit Parties.

Section 3.6 Other Covenants. All of the covenants of Borrower in the other Secured Obligation Agreements are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the Land.

Section 3.7 No Transfer. Mortgagor will abstain from, and will not cause or permit, any transfer of the Mortgaged Property or any portion thereof, whether voluntarily, involuntary, by operation of law, or otherwise, nor shall Mortgagor enter into any agreement or transaction to transfer, or accomplish in form or substance a transfer, of the Mortgaged Property except as expressly permitted by the relevant provisions of each of the Secured Obligation Agreements.

Section 3.8 Condemnation Awards and Insurance Proceeds.

(a) Condemnation Awards. Mortgagor authorizes Mortgagee to collect and receive all Condemnation Awards and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

(b) Insurance Proceeds. Mortgagor authorizes Mortgagee to collect and receive the proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, except to the extent provided otherwise in the Credit Agreement.

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1 Events of Default. The occurrence of any one or more of the following events shall, at the election of Mortgagee, constitute an Event of Default under this Mortgage:

(a) any “Event of Default” as defined in any Secured Obligation Agreement;

(b) Any representation, warranty or statement made by Mortgagor herein or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made;

(c) Mortgagor shall default in the due performance or observance by it of any term, covenant or agreement contained in this Mortgage, (other than those referred to in subsection (b) and (d) of this Section 4.1), and such default shall continue unremedied for a period of thirty (30) days (or in the case of a default under Section 3.6 hereof, such default continues unremedied beyond any applicable grace or cure period in the Secured Obligation Agreements); or

(d) Mortgagor shall default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.2 and 8.3 hereof and Article 3 (except Section 3.6 defaults which are governed by subsection (c) of this Section 4.1) and Article 7 hereof.

Section 4.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

(a) Acceleration. Accelerate and demand payment on the Secured Obligations (unless such obligations have automatically become immediately due and payable), without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor).

(b) Execution. Obtain judgments on or for the Secured Obligations, together with interest on such judgments, until payment in full is received by Mortgagee and Mortgagee shall have the right to obtain execution upon the Mortgaged Property on account of such judgment.

(c) Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default has occurred and while it is continuing, and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(d) Operation of Mortgaged Property. Subject to applicable law, hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.8.

(e) Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold, subject to applicable law, for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocable divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor, subject to all applicable statutory rights of redemption under applicable law. Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Secured Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived

(f) Remedies; Repossession. Following the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to take possession of any portion of the Mortgaged Property constituting Goods, Fixtures or other personal property subject to the UCC, and any records pertaining thereto. Mortgagee shall have the right to use, operate, manage, lease or otherwise control such Mortgaged Property in any lawful manner and, in its sole discretion but without any obligation to do so, insure, maintain, repair, renovate, alter or remove such Mortgaged Property and to use, in connection with any assembly, use or disposition of such Mortgaged Property any Patents, Copyrights, and Marks, trade name, trade style, brand, or technical process used or utilized by Mortgagor. In addition, upon ten (10) calendar days’ prior written notice to Mortgagor (which Mortgagor hereby acknowledges to be sufficient and commercially reasonable), Mortgagee shall have the right, subject to applicable law, to sell, lease or otherwise dispose of all or any of such Mortgaged Property at any time and from time to time at any public or private sale, with or without advertisement thereof, with the right of Mortgagee or its nominee to become purchaser at any sale (unless prohibited by statute) free from any equity of redemption and from all other claims, and after deducting all expenses incurred by Mortgagee for maintaining or selling such Mortgaged Property, including reasonable out-of-pocket costs and all attorneys’ fees, legal or other reasonable out-of-pocket expenses incurred by Mortgagee for collection, sale and delivery, apply the remaining proceeds of any sale to pay (or hold as a reserve against) the Secured Obligations in accordance with Section 4.8 below, and exercise all other rights and remedies of a secured party under the UCC or any other applicable law.

(g) Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property as security for the payment and performance of the Secured Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.8.

(h) Other. Exercise all other rights, remedies and recourses granted under the Secured Obligation Agreements or otherwise available at law or in equity.

Section 4.3 Separate Sales. Subject to applicable law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.4 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee and the Secured Parties shall have all rights, remedies and recourses granted in the Secured Obligation Agreements and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Secured Obligation Agreements, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Secured Parties, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or any Secured Party in the enforcement of any rights, remedies or recourses under the Secured Obligation Agreements or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.5 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Secured Obligation Agreements or their status as a first priority lien and security interest in and to the Mortgaged Property, subject only to Permitted Encumbrances. For payment of the Secured Obligations, Mortgagee may resort to any other security therefor granted by Mortgagor or any other Borrower in such order and manner as Mortgagee may elect.

Section 4.6 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under any Secured Obligation Agreement, (except as set forth therein) and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.7 Discontinuance of Proceeding. If Mortgagee or any Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under any Secured Obligation Agreement and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or such Secured Party shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee or the Secured Party shall be restored to their former positions with respect to the Secured Obligations, the Secured Obligation Agreements, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee or the Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Secured Parties thereafter to exercise any right, remedy or recourse under the Secured Obligation Agreements for such Event of Default.

Section 4.8 Application of Proceeds. (a) All moneys collected by the Mortgagee upon any sale or other disposition of the Mortgaged Property pursuant to the terms of this Mortgage, together with all other moneys received by the Mortgagee hereunder, shall be applied to the payment of the Secured Obligations in the manner provided in the Credit Agreement.

(b) It is understood and agreed that the Mortgagor shall remain jointly and severally liable to the extent of any deficiency between the amount of proceeds of the Mortgaged Property hereunder and the aggregate amount of the Secured Obligations.

Section 4.9 Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 4.2(e) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 4.10 Additional Advances and Disbursements; Costs of Enforcement.

(a) If any Event of Default exists, Mortgagee and each of the Secured Parties shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and reasonable expenses incurred at any time by Mortgagee or any Secured Party under this Section 4.10, or otherwise under this Mortgage or any of the other Secured Obligation Agreements or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the highest rate at which interest is then computed on the Secured Obligations, and all such sums, together with interest thereon, shall be secured by this Mortgage.

(b) Mortgagor shall pay all reasonable expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Secured Obligation Agreements, or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Mortgage and the other Secured Obligation Agreements, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee or the Secured Parties in respect thereof, by litigation or otherwise.

Section 4.11 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Mortgagee or the Secured Parties under the Secured Obligation Agreements, at law or in equity shall cause Mortgagee or any Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee, all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Secured Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

Section 5.2 Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all reasonable actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that, upon recordation of this Mortgage, Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 5.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 5.4 No Merger of Estates. So long as any part of the Secured Obligations remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1 Security Interest. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Goods, Fixtures, Equipment, Inventory, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property described in Section 1.1(a) of this Mortgage. To this end, Mortgagor grants to Mortgagee, a first priority security interest in the Goods, Fixtures, Equipment, Inventory, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property, subject only to Permitted Encumbrances, to secure the payment and performance of the Secured Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Goods, Fixtures, Equipment, Inventory, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, or any of the other Mortgaged Property described in Section 1.1(a) of this Mortgage, sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Section 6.2 Financing Statements. Mortgagor agrees to cooperate and join, at its expense, with Mortgagee in taking such steps as are necessary under the UCC to perfect or continue the perfected status of the security interest granted hereunder, including without limitation, the execution and delivery of financing statements, amendments thereto, and continuation statements. Mortgagee may, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Mortgaged Property and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Mortgagor is an organization, the type of organization and any organization identification number issued to Mortgagor. For so long as Secured Obligations remain outstanding under the Notes, Mortgagor irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such financing statements, continuation statements and amendments.

Section 6.3 Fixture Filing. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

ARTICLE 7

INDEMNITY

Section 7.1 Indemnity. (a) Mortgagor agrees to indemnify, reimburse and hold the Mortgagee, each other Secured Party and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 7.1 referred to individually as an “Indemnitee,” and, collectively, as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable out-of-pocket costs, expenses or disbursements incurred (including attorneys’ fees and expenses) (for the purposes of this Section 7.1, the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Mortgage, any other Secured Obligation Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Mortgaged Property (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 7.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Mortgagor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, Mortgagor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify Mortgagor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 7.1(a), Mortgagor agrees to pay, or reimburse the Mortgagee for any and all reasonable out-of-pocket fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Mortgagee’s Liens on, and security interest in, the Mortgaged Property, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Mortgaged Property, premiums for insurance with respect to the Mortgaged Property and all other reasonable out-of-pocket fees, costs and expenses incurred in connection with protecting, maintaining or preserving the Mortgaged Property and the Mortgagee’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Mortgaged Property.

(c) Without limiting the application of Section 7.1(a) or (b), Mortgagor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by Mortgagor in this Mortgage, any other Secured Obligation Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Mortgage or any other Secured Obligation Agreement.

(d) If and to the extent that the obligations of Mortgagor under this Section 7.1 are unenforceable for any reason, Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 7.2 Indemnity Obligations Secured by Mortgaged Property; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property, except for such Mortgaged Property released from the lien of this Mortgage pursuant to Section 8.8(b) hereof. The indemnity obligations of Mortgagor contained in this Article 7 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Secured Hedge Agreements, Secured Cash Management Agreements and Letters of Credit, and the payment of all other Secured Obligations and notwithstanding the discharge thereof.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with the Security Agreement.

Section 8.2 Change in Tax Law. Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Secured Parties to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the Secured Obligations or Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Secured Obligations, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Secured Parties additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Secured Obligations wholly or partially usurious under applicable law, then Mortgagee may declare the Secured Obligations immediately due and payable or require Mortgagor to pay or reimburse Mortgagee or the Secured Parties for payment of the lawful and non-usurious portion thereof.

Section 8.3 Mortgage Tax. Mortgagor shall (i) pay when due any tax imposed upon it or upon Mortgagee or any Secured Party pursuant to the tax law of the state in which the

Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage and any of the other Secured Obligation Agreements, and any tax imposed upon the presentation for recording or recording of this Mortgage among the real estate records of the county in which the Land is located, and (ii) prepare, execute and file any form required to be prepared, executed and filed in connection therewith.

Section 8.4 Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact with full power of substitution, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Fixtures, Personalty, Deposit Accounts, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Secured Obligations and shall bear interest at the rate or rates at which interest is then computed on the Secured Obligations; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.4.

Section 8.5 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Except as otherwise permitted by each of the Secured Obligation Agreements, Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

Section 8.6 No Waiver. Any failure by Mortgagee or the Secured Parties to insist upon strict performance of any of the terms, provisions or conditions of the Secured Obligation Agreements shall not be deemed to be a waiver of same, and Mortgagee and the Secured Parties shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.7 Conflicting Terms. If any conflict or inconsistency exists between this Mortgage and any other Secured Obligation Agreement, the terms of such Secured Obligation Agreement shall govern.

Section 8.8 Release. (a) Upon payment and performance in full of the Secured Obligations (other than indemnification obligations for which no claim is made) or (b) upon a sale of all or any portion or part of the Mortgaged Property in accordance with the applicable provisions of the Secured Obligation Agreements, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage.

Section 8.9 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the payment or performance of the Secured Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

Section 8.10 Applicable Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

Section 8.11 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.12 Entire Agreement. This Mortgage and the other Secured Obligation Agreements embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Secured Obligation Agreements may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 8.13 Reduction Of Secured Amount. In the event that the amount secured by the Mortgage is less than the aggregate Secured Obligations evidenced by the Secured Obligation Agreements, then the amount secured shall be reduced only by the last and final sums that Mortgagor or Borrower repays with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations. So long as the balance of the Secured Obligations exceeds the amount secured, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Secured Obligations as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

Section 8.14 Waiver; Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Mortgagor and the Mortgagee.

Section 8.15 Amendment and Restatement. This Mortgage amends and restates, in its entirety, the Existing Mortgage.

ARTICLE 9

LOCAL LAW PROVISIONS

Section 9.1 Inconsistencies. In the event of any inconsistencies between this Article 9 and any other terms and provisions of this Mortgage, the terms and provisions of this Article 9 shall control and be binding.

Section 9.2 Lines of Credit Provisions. Mortgagor acknowledges and agrees that (a) the Revolving Credit Loans, Swing Line Loans and issuances of Letters of Credit may be repaid and readvanced or reissued from time to time, (b) this Mortgage shall secure all additional or future advances and readvances of principal under the Revolving Credit Loans and Swing Line Loans and all future Letters of Credit issued, (c) the lines of credit available for Revolving Credit Loans, Swing Line Loans, and issuances of Letters of Credit, and secured by this Mortgage, shall be used primarily for business or commercial purposes, (d) this Mortgage shall remain in full force and effect, without loss of priority, until the earlier of (i) the payment in full of all the Secured Obligations (other than indemnification obligations for which no claim is made) and the receipt by Mortgagee of Mortgagor’s written request to terminate the lines of credit available for Revolving Credit Loans, Swing Line Loans, issuances of Letters of Credit and secured by this Mortgage, or (ii) the termination or maturity of the lines of credit available for Revolving Credit Loans, Swing Line Loans, issuances of Letters of Credit and secured by this Mortgage (whether by acceleration or otherwise), and the payment in full of all the Secured Obligations (other than indemnification obligations for which no claim is made), and (e) this Mortgage shall not be extinguished as a result of Revolving Credit Loans, Swing Line Loans or outstanding Letters of Credit having a zero balance from time to time (and, to the full extent permitted by applicable law, Mortgagor hereby waives the operation of any applicable law, statutory or otherwise, having a contrary effect).

Section 9.3 Local Law Provisions.

(a) The Mortgagor shall be deemed to have conveyed all Mortgaged Property ab initio to Mortgagee as security for the Secured Obligations, PROVIDED ALWAYS, and this instrument is on the express condition that, if Mortgagor pays and performs, or causes to be paid and performed, all of the Secured Obligations (other than indemnification obligations for which no claim is made) in accordance with their respective terms, then this Mortgage and the estate hereby granted in the Mortgaged Property shall cease and become void as to such Mortgaged Property.

(b) Each of the remedies set forth shall be exercisable if, and to the extent, permitted by the laws of the Commonwealth of Pennsylvania in force at the time of the exercise of such remedies without regard to the enforceability of such remedies at the time of the execution and delivery of this Mortgage.

(c) Upon the occurrence and during the continuation of an Event of Default, Mortgagee may institute any one or more actions of mortgage foreclosure against all or any part of the Mortgaged Property, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the security herein or elsewhere provided for, as law may allow, and may proceed therein to final judgment and execution for the entire amount of the outstanding indebtedness. Mortgagee shall have the option to proceed with foreclosure of the lien and security interests evidenced by this Mortgage in satisfaction of the Secured Obligations through炎

the courts, all without declaring the Secured Obligations due, and provided that if a sale of any particular Property comprising the Mortgaged Property is because of default in the payment of part of the Secured Obligations beyond applicable cure periods, such sale may be made subject to the unmatured part of the Indebtedness, and such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part of the Secured Obligations, this Mortgage shall remain in full force and effect just as though no sale had been made.

(d) FOR THE PURPOSE OF PROCURING POSSESSION OF THE MORTGAGED PROPERTY ONLY, UPON THE OCCURRENCE AND CONTINUANCE OF AN EVENT OF DEFAULT, MORTGAGOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, DESIGNATED BY MORTGAGEE, AS ATTORNEY FOR MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, TO SIGN AN AGREEMENT FOR ENTERING IN ANY COURT OF COMPETENT JURISDICTION A PRAECIPE FOR WRIT OF SUMMONS OR A COMPLAINT PROVIDING FOR CONFESSION OF JUDGMENT IN EJECTMENT FOR POSSESSION OF THE MORTGAGED PROPERTY AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MORTGAGOR, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, FOR THE RECOVERY BY MORTGAGEE OF POSSESSION OF THE MORTGAGED PROPERTY, WITHOUT ANY STAY OF EXECUTION, FOR WHICH THIS MORTGAGE, OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER, MORTGAGOR HEREBY RELEASING AND AGREEING TO RELEASE MORTGAGEE AND SAID ATTORNEYS FROM ALL ERRORS AND DEFECTS WHATSOEVER OF ANY NATURE IN ENTERING ANY SUCH JUDGMENT OR IN CAUSING ANY SUCH WRIT OR PROCESS TO BE ISSUED. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE DISCONTINUED OR POSSESSION OF THE MORTGAGED PROPERTY SHALL REMAIN IN OR BE RESTORED TO THE MORTGAGOR, MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT OR ANY SUBSEQUENT EVENT OF DEFAULT TO BRING ONE OR MORE FURTHER ACTIONS AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY. MORTGAGEE MAY BRING SUCH ACTION IN EJECTMENT BEFORE OR AFTER THE INSTITUTION OF FORECLOSURE PROCEEDINGS UPON THIS MORTGAGE, OR AFTER JUDGMENT THEREON OR AFTER SALE OF THE MORTGAGED PROPERTY BY THE SHERIFF.

(e) MORTGAGOR HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, AT ANY TIME FOLLOWING AN EVENT OF DEFAULT HEREUNDER TO APPEAR FOR MORTGAGOR IN SUCH COURT AND CONFESS JUDGMENT AGAINST MORTGAGOR FOR THE AMOUNT FOR WHICH MORTGAGOR MAY BE OR BECOME LIABLE TO MORTGAGEE, NOT TO EXCEED $        ,

UNDER THIS MORTGAGE OR THE CREDIT DOCUMENTS, AND PAYMENT OF WHICH IS SECURED BY THE MORTGAGED PROPERTY, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY AN OFFICER OF MORTGAGEE, SETTING FORTH THE AMOUNT THEN DUE, PLUS REASONABLE ATTORNEYS' FEES AND COSTS OF SUIT, WITH RELEASE OF PROCEDURAL ERRORS AND WITHOUT RIGHT OF APPEAL AND FOR SO DOING THIS MORTGAGE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT, IT BEING AGREED THAT THE FOREGOING AUTHORIZATION IS A POWER COUPLED WITH AN INTEREST. MORTGAGOR WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD TO BE INVALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS MORTGAGEE SHALL ELECT UNTIL ALL OBLIGATIONS OF MORTGAGOR TO MORTGAGEE HAVE BEEN PAID IN FULL.

(f) MORTGAGOR ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS MORTGAGE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO MORTGAGOR BY SUCH COUNSEL.

(g) Mortgagor hereby authorizes Mortgagee, after ten (10) days' notice to the Mortgagor and Mortgagor's failure to execute such financing statements, to exercise, deliver, file or refile as Secured Party, without joinder of Mortgagor, as Debtor, any financing statement, continuation statement, or other instruments Mortgagee may reasonable require from time to time to perfect or renew any such security interest under the UCC.

(h) If Mortgagee exercises its right of entry under Section 4.2(c) hereof and Mortgagor fails to surrender possession of the Mortgaged Property, Mortgagee shall be entitled to institute and maintain an action of ejectment with respect to the Mortgaged Property in the county or counties in which such property, or any part thereof, is situated.

THIS MORTGAGE CONTAINS A CONFESSION OF JUDGMENT. JUDGMENT MAY BE ENTERED WITHOUT A HEARING OR NOTICE. THESE ARE TWO PROCEDURAL SAFEGUARDS IN OUR LEGAL SYSTEM. THEY ARE WAIVED WHEN A CONFESSION OF JUDGMENT CLAUSE IS INCLUDED IN A DOCUMENT. THE UNDERSIGNED KNOWINGLY HAS WAIVED NOTICE AND A HEARING PRIOR TO THE ENTRY OF JUDGMENT.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this Mortgage to be duly EXECUTED AND DELIVERED by authority duly given.

, a
corporation

By:
Name:	Paul Waimberg
Title:	Vice President

CERTIFICATE OF RESIDENCE

I hereby certify that the address of the within named Mortgagee is Bank of America, 4 Penn Center, PA7-188-11-01, 1600 J.F.K. Boulevard, Philadelphia, PA 19103.

For Mortgagee

ACKNOWLEDGMENT

Commonwealth of Pennsylvania	)
	)	ss.
County of	)

On this     day of             , 2012 before me, a Notary Public in and for said County, in said State, personally appeared Paul Waimberg, who acknowledged himself to be the Vice President of                     , a                     corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

[SEAL]
My Commission expires:	Notary Public

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT G

FORM OF MORTGAGE MODIFICATION

Recording Requested By and

When Recorded, Return To:

Steven M. Regan, Esq.

Reed Smith LLP

225 Fifth Avenue, Suite 1200

Pittsburgh, PA 15222

FIRST SUPPLEMENT TO AMENDED AND RESTATED OPEN-END MORTGAGE,

SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES AND

FIXTURE FILING (PENNSYLVANIA)

THIS FIRST SUPPLEMENT TO AMENDED AND RESTATED OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (PENNSYLVANIA) (this “Supplement”) is dated             , 2011, and made effective as of January     , 2012, by and between                     , a                     (“Mortgagor”), whose address is c/o StoneMor Operating LLC, 311 Veterans Highway, Suite B, Levittown, Pennsylvania 19056, and BANK OF AMERICA, N.A., (in such capacity, “Collateral Agent”) for the Secured Creditors and all successor Collateral Agents and permitted assigns (Collateral Agent and all successor Collateral Agents, and permitted assigns, “Mortgagee”).

W I T N E S S E T H, That:

WHEREAS, on April 29, 2011, Mortgagor executed and delivered in favor of Mortgagee a certain Amended and Restated Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Pennsylvania), recorded             , 2011, in the Office of the Recorder of                     County, Pennsylvania, as Instrument No.                     (the “Original Mortgage”), in order to secure the Secured Obligations under that certain Second Amended and Restated Credit Agreement (as defined below) (the “Original Mortgage” and, together with this Supplement, the “Mortgage”);

WHEREAS, StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”) and StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), together with various Subsidiaries of the Partnership, including the Mortgagor (collectively, the “Borrowers”, and together with the General Partner, the Partnership and the Operating Company, the “Credit Parties”), entered into that certain Second Amended and Restated Credit Agreement dated as of April 29, 2011, with various lenders (the “Lenders”), and the Mortgagee, as Collateral Agent and as Administrative Agent thereunder, (as so amended, the “Second Amended and Restated Credit Agreement”), as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated August 4, 2011 (the “First Amendment”) and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of October 28, 2011 (the “Second Amendment” and, together with the Second Amended and Restated Credit Agreement and the First Amendment, the “Credit Agreement”), pursuant to which the Existing Lenders have provided to the Borrowers a (i) revolving credit facility in the maximum aggregate principal amount of Fifty-Five Million Dollars ($55,000,000), and, (ii) an acquisition credit facility in the maximum aggregate principal amount of Sixty Five Million Dollars ($65,000,000);

                     Cemetery,                     , PA

Form of Mortgage Modification

WHEREAS, the Credit Parties, including the Mortgagor, Mortgagee and the Lenders are this day amending and restating the Second Amended and Restated Credit Agreement pursuant to that certain Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Agreement”, under the terms of which the Lenders have agreed, among other things, to amend and restate the credit facilities so as to provide the Borrowers with a Revolving Credit Facility up to a maximum principal amount of One Hundred Forty Million Dollars ($140,000,000);

WHEREAS, it is a condition of the Credit Agreement that Mortgagor execute, deliver and cause to be recorded this Supplement to supplement the Mortgage to secure the Secured Obligations; and

NOW, THEREFORE, incorporating the foregoing recital of facts and in consideration of the mutual covenants hereinafter set forth, the Mortgagee and Mortgagor, intending to be legally bound, hereby agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein as if fully set forth.

2. Capitalized Terms. Capitalized terms not otherwise defined in this Supplement shall have the meaning given to such terms in the Mortgage.

3. Mortgage Supplements. The Mortgage is hereby supplemented as follows:

3.1 Each reference in the Original Mortgage to the “Mortgage” shall be deemed to refer to the Original Mortgage as amended by this First Supplement.

3.2 Mortgagor has granted, conveyed, bargained, sold and mortgaged, and by these presents does hereby grant, convey, bargain, sell and mortgage unto Mortgagee all that certain real estate described in the Original Mortgage to secure the Secured Obligations in the maximum principal amount of $140,000,000.

3.3 Each reference to future advances in the Mortgage shall be deemed to include any and all additional advances under the Third Amended and Restated Credit Agreement.

4. Limitation on Modification. Except as specifically supplemented and amended herein, the terms and conditions of the Mortgage shall remain in full force and effect as executed. This Supplement modifies and supplements the terms of the Mortgage only as set out herein, leaving in effect all other terms and provisions of the Mortgage. Except as specifically set forth herein, nothing contained herein is intended to constitute a waiver, release, limitation or modification of any right, privilege, condition or event of default under the Mortgage or the other Credit Documents (as defined in the Third Amended and Restated Credit Agreement).

5. No Novation. Mortgagor and Mortgagee acknowledge and agree that this Supplement, the Credit Agreement, the Notes and the other Credit Documents do not constitute a novation of the existing indebtedness of the Borrower owing under the Credit Documents, but are intended to be amendments and modifications of the Credit Documents.

Form of Mortgage Modification

6. Parties Bound. This Supplement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and permitted assigns.

7. Governing Law. The provisions of this Supplement regarding the creation, perfection and enforcement of the liens and security interests, if any, shall be governed and construed under the laws of the state in which the Mortgaged Property (as defined in the Mortgage) is located. All other provisions of this Supplement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles.

8. No Further Amendment. The Credit Documents cannot be further amended except in accordance with the terms hereof.

9. Counterparts. This Supplement may be executed by the parties in separate counterparts, all of which executed counterparts shall constitute one and the same agreement.

Form of Mortgage Modification

IN WITNESS WHEREOF, the Mortgagee and Mortgagor have executed this Supplement as of the day and year first above written.

MORTGAGOR:

,
a

By:

Print Name:	Paul Waimberg

Title:	Vice President

COMMONWEALTH OF PENNSYLVANIA	)
	)	ss:
COUNTY OF PHILADELPHIA	)

On this, the     day of             , 2012, before me, a Notary Public, the undersigned officer, personally appeared Paul Waimberg who acknowledged himself to be Vice President of                     , a                     limited liability company, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the limited liability company by himself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
[Notarial Seal]

My commission expires:

Form of Mortgage Modification

MORTGAGEE:

BANK OF AMERICA, N.A., as Collateral
Agent

By:

Print Name:	Anne Zeschke

Title:	Vice President

STATE OF ILLINOIS	)
	)	ss:
COUNTY OF COOK	)

On this, the     day of January, 2012, before me, a Notary Public, the undersigned officer, personally appeared                     , who acknowledged herself to be Vice President of BANK OF AMERICA, N.A., a national association, successor by merger to Fleet National Bank, as Collateral Agent, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the national association by herself as such officer.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
[Notarial Seal]

My commission expires:

(PA)

Form of Mortgage Modification

EXHIBIT H-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Third Amended and Restated Credit Agreement, dated January [    ], 2012, as amended (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”) among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the subsidiaries of the Operating Company, StoneMor GP LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited liability partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date:             , 20[    ]

H-1 U.S. Tax Compliance Certificate

EXHIBIT H-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Third Amended and Restated Credit Agreement, dated January [    ], 2012, as amended (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”) among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the subsidiaries of the Operating Company, StoneMor GP LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited liability partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:             , 20[    ]

H-2-1

U.S. Tax Compliance Certificate

EXHIBIT H-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Third Amended and Restated Credit Agreement, dated January [    ], 2012, as amended (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”) among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the subsidiaries of the Operating Company, StoneMor GP LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited liability partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date:             , 20[    ]

H-3-1

U.S. Tax Compliance Certificate

EXHIBIT H-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Third Amended and Restated Credit Agreement, dated January [    ], 2012, as amended (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”) among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the subsidiaries of the Operating Company, StoneMor GP LLC, a Delaware limited liability company, StoneMor Partners L.P., a Delaware limited liability partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrowers as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

H-4-1

Tax Compliance Certificates

[NAME OF LENDER]
By:
Name:
Title:

Date:         , 20[    ]

H-4-2

Tax Compliance Certificates